UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

The Chefs’ Warehouse, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Chefs’ Warehouse, Inc.
Notice Of Annual Meeting Of Stockholders
To Be Held On May 9, 2025

Dear Stockholder:
    You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”), which will be held on Friday, May 9, 2025, at 10:00 a.m. EDT. We are pleased to announce that the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. If you attend the Annual Meeting online, you will be able to vote your shares electronically and submit your questions during the Annual Meeting through a virtual web conference at www.virtualshareholdermeeting.com/chef25.

We are holding the Annual Meeting for the following purposes:
1.    To elect Ivy Brown, Steven F. Goldstone, Aylwin Lewis, Lester Owens, Christopher Pappas, John Pappas, Richard N. Peretz, Debra Walton-Ruskin and Wendy M. Weinstein as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;
2.    To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 26, 2025;
3.    To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
4.    To approve an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan; and

5.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.
    Only stockholders of record on our books at the close of business on March 17, 2025 will be entitled to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 100 East Ridge Road, Ridgefield, Connecticut 06877. The stockholder list will also be available on the internet through the virtual web conference during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please vote your shares. In addition to voting by mail or during the Annual Meeting by following the instructions available on the Annual Meeting website, stockholders of record have the option of voting by telephone by calling 1-800-690-6903 or via the internet. If your shares are held in the name of a bank, broker or other holder or record (i.e., in “street name”), please read your voting instructions to see which of these options are available to you. The proxy materials provide you with details on how to vote by these methods. We encourage you to vote in the method that suits you best so that your shares will be voted at the Annual Meeting.

    In accordance with rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders over the internet. On or about March 26, 2025, we mailed to all stockholders of record, as of the close of business on March 17, 2025, a notice containing instructions on how to access our proxy statement, proxy card, our Annual Report on Form 10-K and other items of interest to stockholders on the internet website indicated in our notice, as well as instructions on how to vote. The notice contains instructions on how to access these documents over the internet and also provides instructions on how you can request a paper copy of our proxy statement, proxy card and Annual Report on Form 10-K.

    We encourage you to access the Annual Meeting website prior to the start time and allow ample time to log into the Annual Meeting webcast and test your computer system. To be admitted to the Annual Meeting, you must enter the 12-digit control number found on the proxy card, Notice of Internet Availability or voting instruction form that accompanied your proxy materials when requested by the Annual Meeting website. You also may vote during the Annual Meeting by following the instructions available on the Annual Meeting website.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
March 26, 2025	Chairman of the Board

PLEASE VOTE. STOCKHOLDERS MAY VOTE VIRTUALLY AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON OR ABOUT MARCH 26, 2025 FOR INFORMATION ON HOW TO VOTE BY INTERNET, TELEPHONE OR MAIL.

PROXY STATEMENT SUMMARY
Below are the highlights of important information you will find in this Proxy Statement. Please review the full Proxy Statement before casting your vote.

Meeting Information	Voting Matters
Time and Date:	Voting Matter	Board Recommendation	Page
10:00 a.m. EDT, on Friday, May 09, 2025	Proposal 1 - Election of Directors	FOR EACH NOMINEE	17
Attending the Meeting:	Proposal 2 - Ratification of Independent Registered Public Accounting Firm	FOR	50
The Annual Meeting will be held on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef25.	Proposal 3 - Advisory Vote on Executive Compensation	FOR	53
	Proposal 4 - Approval of an Amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan	FOR	53

Recent Highlights and Achievements

Corporate Strategy: The Company’s management and the Board have identified and developed the following key strategies for the Company:
•Maintaining and expanding the customer base in key culinary markets, including the metro New York, New England, Washington, D.C., Philadelphia, Miami, Chicago, Las Vegas, Austin, Dallas, Houston, San Antonio, Los Angeles, San Francisco, Portland, Oregon and Seattle markets, as well as the United Arab Emirates;

•Expanding the base of premier customer relationships;

•Increasing penetration with our existing customer base;

•Continuing to expand facility capacity in key markets, such as Florida, Northern California, the Pacific Northwest, Philadelphia/New Jersey and the Middle East;

•Continuing to invest in category growth including Specialty, Produce, Center-of-the-Plate, and Pastry categories in many of our key markets;

•Engaging in operational initiatives focused on unit cost reduction;

Social and Environmental Responsibility

We are committed to upholding ethical, socially responsible and environmentally conscious business practices, consistent with our corporate values, to promote long-term and sustainable change. Our Environmental, Social and Governance Committee (the “ESG Committee”) oversees our environmental, social and governance activities and practices. Among other things, the ESG Committee reviews and evaluates: our responsibilities as an equal opportunity employer; our workplace safety, employee health and wellness, inclusion, employee training and skill improvement and other human capital management initiatives; and our programs and activities relating to environmental sustainability, product quality and quality assurance, social and community relations (including labor relations) and other related economic and regulatory compliance requirements.

Our corporate policies, overseen by the ESG Committee, are intended to further strengthen and promote our commitment to social and environmental responsibility with our directors, employees, leaders and business partners. Our policy on salient human rights risks identifies key human rights issues related to our business activities and business relationships, including promoting a safe and healthy workplace, providing a fair and inclusive work environment and combating forced and underage labor. Our Human Rights Policy details our commitment to upholding fundamental human rights, and our Code of Conduct for Suppliers reflects our commitment to extending ethical business practices throughout our supply chain. Our Environmental, Health and Safety Policy promotes and protects the health and safety of our employees and reinforces our commitment to environmental stewardship, such as through our endorsement of the United Nations Global Compact CEO Water Mandate.

Throughout 2024, we started to receive and dispatch replacements to our vehicle fleet with improved fuel efficiency and have seen an overall improvement in miles per gallon with these units. We will continue to receive planned replacement units through 2025. Additionally, we are continuing to test zero emission vehicles in our west coast facilities and have partnered with environmental engineering firms and fleet vendor partners to keep abreast of the ever-changing regulations and technology as we work on sustainability solutions for our fleet.

Governance Highlights

We believe that good governance practices benefit our stockholders by improving the Company’s accountability and transparency. The Company is committed to maintaining and improving its corporate governance practices. The Company has the following governance features in place as of March 26, 2025:

Annual Elections with Majority Vote Standard	Yes	Stock Ownership Guidelines for Executives	Yes
Lead Independent Director	Yes	Anti-Hedging Policy	Yes
Board Independence	82%	Code of Conduct and Ethics	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	2	Executive Sessions of the Board	Yes
Board Diversity (female)	36%	Board Diversity (underrepresented groups)	21%
Anonymous Reporting	Yes	Board Committees Complete Annual Self-Evaluations	Yes
Clawback Policy	Yes	Over-Boarding Policy	Yes
Share Repurchase Program	Yes

Director Nominees

Our director nominees possess relevant experience, skills and qualifications that allow the Board to effectively oversee the Company’s strategy and management. The Board has identified key skills, qualifications and experience that are important to the Board as a whole in light of our current business strategy and expected needs. Our director nominees have developed competencies in these skills through education, direct experience and oversight responsibilities.

At the Annual Meeting, you are being asked to vote on the election of the following nine director nominees. Detailed information on each director is available starting on page 19. Additional information on the executive officers of the Company can be found in the Company’s most recent Form 10-K.

					Committee Membership
Name	Age	Director Since	Experience	Independent	Audit	Compensation & Human Capital	Nominating/ Governance	ESG
Christopher Pappas	65	2011	Founder, Chairman, President and CEO, The Chefs’ Warehouse, Inc.	No
John Pappas	61	2011	Founder, Vice Chairman and COO, The Chefs’ Warehouse, Inc.	No
Ivy Brown	62	2021	Former President of United Parcel Service, Inc., Northeast District	Yes	•			Chair*
Steven F. Goldstone	79	2016	Former Non-Executive Chairman, ConAgra Foods, Inc.	Yes			•
Aylwin Lewis	70	2021	Former Chairman, Chief Executive Officer and President of Potbelly Corporation	Yes		Chair*	Chair	•
Lester Owens	68	2024	Former Senior Executive Vice President and Head of Operations, Wells Fargo & Company	Yes	Chair
Richard N. Peretz	63	2024	Former Chief Financial Officer, United Parcel Service, Inc.	Yes	•*	•
Debra Walton-Ruskin	64	2024	Former Chief Revenue Officer, London Stock Exchange Group	Yes	•	•
Wendy M. Weinstein	63	2024	Former Director of International Marketing, Sanpellegrino S.p.A.	Yes			•	•*
*Effective as of the Annual Meeting

Stockholder Outreach

We believe an open and transparent dialogue with our stockholders is an essential element of good corporate governance. Last year, our management met with the top actively managed stockholders. We hold calls with our top investors each quarter and also hold periodic calls on an ad hoc basis. During our calls, we discuss corporate governance practices, the Company’s strategy and performance, executive compensation programs, board composition and other items of stockholder interest. Our management’s dialogue with the stockholders holding approximately 40% of voting shares helped us to improve our corporate governance practices and executive compensation programs during fiscal 2024. The Company met with investors and stockholders in person, along with video and phone calls in fiscal 2024.

Each spring, we make available to all stockholders a copy of the Company’s Annual Report on Form 10-K and Proxy Statement. Stockholders may access our Annual Report, Proxy Statement, committee charters, investor presentations, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy and Bylaws at investors.chefswarehouse.com. Stockholders and other parties interested in communicating directly with any director, committee of the Board, or the Board may do so by writing to the Company as follows:
via U.S. Mail at:
The Chefs’ Warehouse, Inc.
Attn: Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer
100 East Ridge Road
Ridgefield, Connecticut 06877

via e-mail at:

ir@chefswarehouse.com

via form submission on our website at:

investors.chefswarehouse.com/corporate-governance/contact-the-board

The Board has authorized the office of our Corporate Secretary to review, organize, and screen communications from stockholders and other interested parties and deliver them to the Board or non-management directors, as applicable. However, any material that is screened from distribution must be made available to any non-management director upon request.
Executive Compensation Overview
The Company’s executive compensation program, as approved by the Compensation and Human Capital Committee (the “Compensation Committee”), is designed to implement our executive pay philosophy to:

•Attract and retain talented and experienced executives and other key employees;

•Align the interests of executives with our business plans through the use of Company-wide performance metrics based on those plans (“pay for performance”) and retention programs intended to retain employees key to their implementation;

•Incentivize achievement of annual financial, functional and individual objectives; and

•Create a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.
Compensation Practices

What We Do	What We Don’t Do
Pay for Performance	No Repricing or Cash Buyouts of Underwater Options
Double Trigger Change in Control Provisions	No Hedging or Pledging of Company Stock
Independent Compensation Advisor	No Supplemental Retirement Benefits for Executives
Clawback Policy and Stock Ownership Guidelines	No “Spring-Loaded” Equity Awards

Elements of Compensation for Fiscal 2024
Taking into account the above-described objectives and our peer group comparisons, the Compensation Committee designed a fiscal 2024 compensation package for our named executive officers that consisted of the following principal components.

Element	Description, Objective & Performance Metrics	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash
Performance-Based Annual Cash Incentive	Performance-based payments to incentivize bottom-line growth as measured by fiscal 2024 adjusted EBITDA ("AEBITDA"). Opportunities for additional payouts for performance above target levels.	• Cash
Long-Term Equity Incentives	Equity-based incentives earned based on the attainment of performance objectives and continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value. A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA, Return on Invested Capital (“ROIC”) and challenging share price goals over a three-year measurement period.	• Performance-based restricted stock • Time-based restricted stock
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental, and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation • Cash

Proposal 3—Advisory Vote on Executive Compensation	53
Vote Required	53
Proposal 4—Approval of an Amendment to the Amended and Restated 2019 Equity Incentive Plan	53
Other Matters	62
Delinquent Section 16(a) Reports	62
Stockholder Proposals for the 2026 Annual Meeting of Stockholders	62

THE CHEFS’ WAREHOUSE, INC.
100 East Ridge Road
Ridgefield, Connecticut 06877

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2025

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (which we sometimes refer to as the “Board” in this proxy statement) of The Chefs’ Warehouse, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 9, 2025, at 10:00 a.m. EDT, on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef25, and at any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies by mail for the purposes set forth in the accompanying Notice of the Annual Meeting. The Company will bear the cost of soliciting the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 9, 2025:

As outlined in the notice we mailed to you on or about March 26, 2025 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report on Form 10-K to Stockholders for the fiscal year ended December 27, 2024 are available on the internet at www.proxyvote.com.

INFORMATION ABOUT THE MEETING
Record Date and Share Ownership
Only stockholders of record on our books at the close of business on March 17, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on the Record Date, we had 40,988,475 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 27, 2024 are being made available to stockholders of record on or about March 26, 2025. We are making these materials available to you on the internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about March 26, 2025, we mailed to all stockholders of record, as of the Record Date, the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2024, as filed with the Securities and Exchange Commission (the “SEC”), without exhibits. Please address all such requests to the attention of Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Exhibits will be provided upon written request to Mr. Aldous and payment of an appropriate processing fee.

Voting

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Stockholders of record may vote by calling 1-800-690-6903, by using the internet or by mailing your signed proxy card in the postage-paid envelope provided. If you vote by telephone or the internet, you do NOT need to return your proxy card. Returning the proxy card by mail or voting by telephone or internet will not affect your right to attend the Annual Meeting and change your vote, if desired.

If you are a beneficial owner, you will receive instructions from your nominee that you must follow in order for your shares to be voted. Many of the institutions that act as nominees offer telephone and internet voting.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or the internet, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares in accordance with the Board’s recommendations.

Submitting and Revoking Your Proxy
If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•FOR the election of Ivy Brown, Steven F. Goldstone, Aylwin Lewis, Lester Owens, Christopher Pappas, John Pappas, Richard N. Peretz, Debra Walton-Ruskin and Wendy M. Weinstein as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•FOR the ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 26, 2025 (Proposal 2);

•FOR the non-binding, advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3); and

•FOR the approval of an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan (Proposal 4).

If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.
You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting via the internet while attending the virtual Annual Meeting, (3) granting a subsequent proxy through the internet or telephone or (4) sending a written revocation to our corporate secretary at 100 East Ridge Road, Ridgefield, Connecticut 06877. Attendance at the Annual Meeting through the internet will not itself be deemed to revoke your proxy unless you vote via the internet while attending the Annual Meeting. If you attend the Annual Meeting via the internet and want to vote via the internet, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or internet proxy is the one that is counted.
If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in “street name”; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of nine nominees as directors), Proposal 3 (non-binding, advisory vote on executive compensation) and Proposal 4 (approval of an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of BDO USA, P.C.) is a discretionary, routine item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1, 3 and 4, but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1, 3 or 4.
In addition to solicitations by mail and the internet, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, banks and nominees to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses, banks and other nominees for their reasonable expenses in connection with this distribution.
How to Vote
For Proposal 1 (election of nine nominees as directors), the nine candidates will be elected by a majority vote. Pursuant to our amended and restated bylaws, the voting standard for the election of directors of the Company in an uncontested election is a majority voting standard. The majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares properly cast “for” the nominee exceeds the number of votes properly cast “against” that nominee, with abstentions and broker non-votes not counting as votes “for” or “against.” The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the nominee’s election, not including abstentions and broker non-votes. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. You may vote “FOR” or “AGAINST” each director, or “ABSTAIN” from voting for such director. Under our majority voting standard, if an incumbent director nominee fails to receive a majority of votes cast, the nominee must immediately offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee would make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision as well as the rationale behind it within 90 days from the date of the certification of the election results.
For Proposal 2 (ratification of the selection of BDO USA, P.C.), Proposal 3 (non-binding, advisory vote on executive compensation), and Proposal 4 (approval of an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting on the proposal.
Stockholders of Record: If you are a stockholder of record at the close of business on the Record Date, there are four ways to vote:
•by voting at the Annual Meeting in person or via the internet at www.virtualshareholdermeeting.com/chef25;

•by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your proxy card; or

•by voting on the internet. To vote on the internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 8, 2025 to be counted. Internet voting during the Annual Meeting is also permissible through the virtual web meeting hosted at www.virtualshareholdermeeting.com/chef25.

Street Name Holders: If you hold your shares in “street name,” the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

We provide internet proxy voting to allow you to vote your shares online both before and during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Quorum
Presence by attendance at the Annual Meeting virtually through the virtual web meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.
Votes Required
Proposal 1 (election of nine nominees as directors) is an uncontested director election. Our bylaws require that each nominee be elected by an affirmative majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 1 to approve the election of each of the nominees for election as a director. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.
With respect to Proposal 2 (ratification of the selection of BDO USA, P.C.), Proposal 3 (non-binding, advisory vote on executive compensation) and Proposal 4 (approval of an amendment to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2 and 3. Broker non-votes will have no effect on the results of Proposals 3 and 4 because they are not considered votes cast. In contrast, because the ratification of the selection of our independent registered public accounting firm is considered a “routine” item, brokerage firms may vote in their discretion on Proposal 2 on behalf of beneficial owners who have not furnished voting instructions before the date of the Annual Meeting.

Attending the Annual Meeting
We will be hosting the Annual Meeting on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef25. Our stockholders will continue to have the opportunity to engage with our Board and our independent auditors during the meeting. Our optional virtual meeting platform provided by our proxy solicitor, Broadridge Financial Solutions, allows all participating stockholders to submit questions at any point in the meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform will increase stockholder participation while at the same time affording the same rights and opportunities to participate, as stockholders would have if we held a physical annual meeting.

    A summary of the information you need to attend the Annual Meeting online is provided below:

•Any stockholder can attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/chef25.

•The webcast will start at 10:00 a.m. EDT.

•Please have your 12-digit control number to enter the Annual Meeting.

•Stockholders may vote and submit questions while attending the Annual Meeting via the internet.

•Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•Questions regarding how to attend and participate via the internet can be addressed by calling 1-800-690-6903 on the day before the Annual Meeting and the day of the Annual Meeting.

•A webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/chef25 until the sooner of May 9, 2026 or the date of the next annual meeting of stockholders to be held in 2026.

Householding
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.
A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time. Separate reports and proxies are available at The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, or by calling our General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, Alexandros Aldous, at (203) 894-1345.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
This table includes information regarding the amount of our common stock beneficially owned as of March 17, 2025 by the following persons as of such date: (i) each of our directors and director nominees, (ii) each of our executive officers named in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2022-2024,” (iii) all of our directors and current executive officers as a group, and (iv) each other person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and Named Executive Officers:
Christopher Pappas(3)	2,813,447	6.9%
John Pappas(4)	1,313,758	3.2%
Ivy Brown(5)	16,062	*
Joseph Cugine	27,727	*
Steven F. Goldstone	33,179	*
Aylwin Lewis	16,062	*
Katherine Oliver	40,943	*
Lester Owens	4,054	*
Richard N. Peretz	4,054	*
Debra Walton-Ruskin	4,256	*
Wendy M. Weinstein	4,404	*
James Leddy	195,162	*
Alexandros Aldous	136,013	*
Christina Polychroni	53,981	*
All directors and executive officers, as a group (18 persons)(6)	4,717,083	11.5%
Principal Stockholders (> 5% of outstanding common stock)
Christopher Pappas(3)	2,813,447	6.9%
BlackRock, Inc.(7)	5,323,776	13.0%
AllianceBernstein L.P.(8)	2,265,257	5.5%
The Vanguard Group, Inc.(9)	2,720,321	6.6%
Wellington Management Group LLP(10)	2,445,626	5.5%
Greenhouse Funds LLP(11)	2,354,949	5.7%
Greenhouse GP LLC(11)	2,354,949	5.7%
Joseph Milano(11)	2,354,949	5.7%
*Indicates less than 1% beneficial ownership of common stock.

(1)    The address for each listed director and executive officer is c/o The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The address of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210. The address for Greenhouse Funds LLP, Greenhouse GP LLC and Joseph Milano is 605 South Eden Street, Suite 250, Baltimore, Maryland 21231.
(2)    The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares that a person has the right to acquire within 60 days after March 17, 2025 through the vesting or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person. The number of shares listed includes:

(i) 355,510 shares of our common stock for which Mr. C. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 25, 2025, March 4, 2024, and February 28, 2023, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (ii) 195,370 shares of our common stock for which Mr. J. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 25, 2025, March 4, 2024, and February 28, 2023, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iii) 54,270 shares of our common stock for which Mr. Aldous has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 25, 2025, March 4, 2024, and February 28, 2023, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iv) 58,146 shares of our common stock for which Mr. Leddy has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 25, 2025, March 4, 2024, and February 28, 2023, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (v) 36,714 shares of our common stock for which Ms. Polychroni has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 25, 2025, March 4, 2024, and February 28, 2023, including the right to vote such shares subject to certain restrictions in such performance share award agreements; and (vi) 750 restricted stock units granted to Ms. Walton-Ruskin, 548 restricted stock units granted to Messrs. Owens and Peretz and Ms. Weinstein and 3,393 restricted stock unit awards granted to each of our other non-employee directors vesting within 60 days of March 18, 2024. For our executive officers, the shares subject to performance measures are listed at the maximum achievement possible.
(3)    Includes 290,352 shares of our common stock held by a grantor retained annuity trust established by Mr. C. Pappas and of which Mr. C. Pappas is the sole trustee and annuity beneficiary. Includes 95,908 shares subject to presently exercisable options.
(4)    Includes 400,000 shares of our common stock held by a single member LLC the sole member of which is a grantor retained annuity trust established by Mr. J. Pappas and of which Mr. J. Pappas is the sole trustee and sole annuity beneficiary.
(5)    Includes restricted stock unit awards deferred under our Non-Employee Director Deferral Plan.
(6)    This group includes all of our current directors and executive officers as of the date of this table.
(7)    BlackRock, Inc. has the sole power to vote or direct the vote of 5,282,140 shares and sole power to dispose or to direct the disposition of 5,323,776 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 6, 2025.
(8)    AllianceBernstein L.P. has sole power to vote or direct the vote of 2,176,664 shares, sole power to dispose or direct the disposition of 2,235,267 shares and shared power to dispose or direct the disposition of 29,990 shares. The foregoing information is based solely on a Schedule 13G/A filed by AllianceBernstein L.P. with the SEC on November 15, 2024.
(9)    The Vanguard Group has the sole power to dispose or to direct the disposition of 2,624,729 shares, shared power to vote or direct the vote of 63,827 shares and shared power to dispose or direct the disposition of 95,592 shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 13, 2024.
(10)    Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared power to vote or direct the vote of 1,415,573 shares. Wellington Management Company LLP has the shares power to vote or direct the vote of 1.383.927 shares. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holding LLP and Wellington Management Group LLP have sole power to dispose or to direct the disposition of 2,445,626 shares. The foregoing information is based solely on a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP with the SEC on February 10, 2025.
(11) Greenhouse Funds LLLP, Greenhouse GP LLC and Joseph Milano have shared power to vote or direct the vote of 2,004,576 shares and shared power to dispose or direct the disposition of 2,354,949 shares. The foregoing information is based solely on a Schedule 13G/A filed by Greenhouse Funds LLLP, Greenhouse GP LLC and Joseph Milano with the SEC on February 14, 2024.

CORPORATE GOVERNANCE
Summary
    We are committed to maintaining strong corporate governance practices and principles. The Board actively monitors developments relating to the corporate governance of public corporations, and the Board has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. We believe our policies and practices reflect corporate governance best practices and compliance with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the Listing Rules (“Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). For example:

•The Board has adopted our Corporate Governance Guidelines, which outline the roles and responsibilities of the Board and its committees and establish policies regarding governance matters such as Board meetings and communications, performance evaluations of the Board and our chief executive officer, director stock ownership guidelines, and director orientation and continuing education;

•A majority of the members of the Board are “independent directors” within the Nasdaq Listing Rules’ definition, and the Board makes an affirmative determination regarding the independence of each director annually;

•All members of the Board’s standing committees—the Audit Committee, the Compensation and Human Capital Committee (which we refer to in this Proxy Statement as the “Compensation Committee”), the Nominating and Corporate Governance Committee and the ESG Committee—are “independent directors” as determined by the Board and within the meaning Nasdaq Listing Rules;

•The independent members of the Board meet regularly without the presence of management;

•We have designated an independent director to serve as our “Lead Director” to coordinate the activities of the other independent members of the Board;

•We have a Code of Business Conduct and Ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer, principal accounting officer and controller;

•We have an Insider Trading Policy that is applicable to all of our employees and directors and their affiliates which, among other things, prohibits hedging of Company securities by such persons;

•The charters of the Board’s committees clearly establish their respective roles and responsibilities; and

•The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

    In addition, our Corporate Governance Guidelines limit the directors serving on our Audit Committee from serving on more than three public company audit committees without the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Directors must notify the chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board. Directors are also required to notify the Board when their principal occupation or business association changes, at which point the Board will evaluate the propriety of continued Board service.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.chefswarehouse.com, by clicking on “Investors,” and then clicking on “Corporate Governance.” Copies of our Corporate Governance Guidelines, our Insider Trading Policy and the charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and ESG Committee can be found on the corporate governance page of our website (www.chefswarehouse.com). We have also adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics is publicly available on the corporate governance page of our website (www.chefswarehouse.com) and can be found by clicking on “Investors,” and then clicking on “Corporate Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we intend to make any legally required disclosures regarding such amendments or waivers on the Investors section of our website (www.chefswarehouse.com). Information contained on our website is not incorporated by reference into this proxy statement or considered to be part of this document.
Director Independence
Our Corporate Governance Guidelines require a majority of the members of the Board to be “independent directors” as such term is defined in the Nasdaq Listing Rules. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that seven of its nine members nominated for election at the Annual Meeting are independent. Our seven independent directors are Ms. Brown, Mr. Goldstone, Mr. Lewis, Mr. Owens, Mr. Peretz, Ms. Walton-Ruskin and Ms. Weinstein. Mr. C. Pappas and Mr. J. Pappas are our employees; therefore, Mr. C. Pappas and Mr. J. Pappas are not independent directors.
Our Corporate Governance Guidelines and the charters for each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the ESG Committee require all members of these committees to be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The charter of the Audit Committee also requires each of its members to meet the definition of independence under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC’s rules thereunder. The charter of the Compensation Committee requires each of its members to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).
Lead Director
The Board has created the position of Lead Director. Mr. Goldstone currently serves as the Lead Director. Pending his re-election to the Board at the Annual Meeting, Mr. Goldstone will serve as the Lead Director following the Annual Meeting. In accordance with our Corporate Governance Guidelines, the Lead Director must be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The Lead Director is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including the following:
•Serving as a liaison between Mr. C. Pappas, our chief executive officer and chairman of the Board, and the independent directors of the Board;

•Advising the chairman of the Board as to an appropriate schedule of and agenda for the Board’s meetings and ensuring the Board’s input into the agenda for the Board’s meetings;

•Advising the chief executive officer as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•Assisting the Board, the Nominating and Corporate Governance Committee and our officers in better ensuring compliance with and implementation of our corporate governance principles; and

•Serving as the chairman for executive sessions of the Board’s independent directors and acting as chairman of the Board’s regular and special meetings when the chairman of the Board is unable to preside.

Certain Relationships and Related Transactions
Review and Approval of Related Person Transactions

The Board recognizes that transactions or relationships with us and our subsidiaries and our directors, director nominees, executive officers and greater than 5% beneficial owners of our common stock, and the immediate family members of each of the foregoing, may involve potential conflicts of interest. As a result, the Board adopted a written Related Party Transaction Policy (the “Policy”) requiring the prior approval of the Audit Committee before a related party may enter into a transaction or relationship in which we or a subsidiary of ours is a participant and the related party would have a direct or indirect interest, unless such transaction involves less than $120,000. Under the Policy, any proposed related party transactions are reviewed at the regularly scheduled meetings of the Audit Committee. Additionally, ongoing relationships are periodically reviewed and assessed to determine whether, based on all relevant facts, information and circumstances (including our and our subsidiaries’ contractual obligations), the related party transaction remains appropriate or should otherwise be modified or terminated. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be able to vote on the approval or ratification of the transaction; however, the director shall provide all material information and may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions concerning the related party transaction. We require that any related party transaction must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. As required under SEC regulations, those transactions or series of similar transactions to which we or a subsidiary of ours is or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest is disclosed in this proxy statement if such disclosure is required by SEC regulations.

Other than the transactions described below and the arrangements described under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” since December 26, 2020, there has not been, and there is not currently proposed, any transaction or series of similar transactions required to be disclosed by SEC regulations to which we or any of our subsidiaries were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Transactions with Related Persons

Warehouse and Office Leases

The Company leases one distribution facility from related parties. The facility is owned by an entity owned 100% by Mr. C. Pappas, the Company’s chairman, president and chief executive officer, and Mr. J. Pappas, the Company’s vice chairman, chief operating officer and one of its directors, and which is deemed to be an affiliate of these individuals. The amount paid in connection with the lease of this facility was $673,575 for fiscal 2024.

Employment of Family Members

The Company employs Constantine Papataros, Mr. J. Pappas’ brother-in-law, Aristotle Pappas, Mr. J. Pappas’ son, and Branden Komm, Mr. C. Pappas’ son-in-law. The compensation paid to each during fiscal 2024 was consistent with that of other employees at the same level.

The Company has hired Architexture Studios, Inc. to provide design consultancy services and paid them approximately $168,000 for their services in fiscal 2024. Architexture Studios, Inc. is owned by Julie Hardridge, Mr. C. Pappas’ sister-in-law.

Customers

Mr. C. Pappas has served on the board of Hudson National Golf Club since October 20, 2018. The Company sold $292,994 worth of products to that club during fiscal 2024.

Mr. Richard Peretz is a Venture Partner to Playground Global. The Company sold $684,569 worth of products to that firm in fiscal 2024.

Board Leadership Structure
The Board currently combines the roles of chairman of the Board and chief executive officer. Our Corporate Governance Guidelines do not require the chairman of the Board to be independent and do not specify whether the positions of chairman of the Board and chief executive officer must be separated. Considering the Company’s successful performance over extended periods under Mr. C. Pappas’ leadership, the Board believes that the Company benefits from Mr. C. Pappas’ services in both roles. Mr. C. Pappas has served as our chief executive officer since 1985. The Board believes Mr. C. Pappas to be the most qualified to serve as our chairman because he is the director most familiar with the Company’s business and the foodservice distribution industry and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board believes the combined position of chairman and chief executive officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy, and business plans. In addition, the Board believes that the combined position of chairman and chief executive officer is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.
As discussed above, the Board also maintains an independent Lead Director. Mr. Goldstone currently serves as our Lead Director. We believe it is important to have a Lead Director to establish a system of checks and balances between the independent directors of the Board and Mr. C. Pappas. The Lead Director provides leadership to the Board to ensure it operates in an independent, cohesive manner. The Board believes that having a Lead Director vested with key duties and responsibilities (as discussed above) and the Board’s standing committees comprised of and chaired by independent directors (as discussed below) provides a formal structure for strong independent oversight of our management team. Following the Annual Meeting, pending his re-election to the Board, Mr. Goldstone will serve as the Lead Director.
Risk Oversight
The Board has overall responsibility for risk oversight. The Board oversees risk management with a focus on our primary areas of risk: risk related to our business strategy, financial risk, legal/compliance risk and operational risk. Our president and chief executive officer and each of our other executive officers are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board and explaining to the Board how those risks are being addressed.
Certain standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. The Compensation Committee addresses risks relating to our executive compensation strategies and is tasked with monitoring our executive compensation program to ensure that it does not encourage our executive officers to take unnecessary and excessive risks. The Board receives regular reports from the chairs of the Audit Committee and Compensation Committee regarding these committees’ risk management efforts and receives reports and other meeting materials provided to each of the committees. In addition, we have established a Disclosure Committee, consisting of our executive officers, which assists the Board in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from our general counsel and other employees responsible for our regulatory compliance. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face.
Compensation Risk
Our Compensation Committee is comprised solely of independent directors and is principally responsible for establishing, overseeing and administering our compensation plans and policies for our executive officers, including our equity incentive plans. Our Compensation Committee is also responsible for overseeing risks related to our compensation programs and practices. Our Compensation Committee has assessed the risk associated with our compensation policies and practices for our employees and determined that the risks associated with such policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee utilizes compensation practices that it believes discourage our employees from excessive risk-taking that could be reasonably likely to have a materially adverse effect on us, including the following:
•The base salary component of compensation does not encourage risk-taking because it is a fixed amount.

•A combination of both short-term and long-term elements of executive compensation minimizes risks by ensuring a focus on performance over time.

•Our equity awards are designed to mitigate risk. The time-based vesting structure discourages short-term risk-taking at the expense of long-term stockholder value and a performance-based award can be earned only upon the achievement of challenging yet achievable corporate or share price goals selected to motivate executives to achieve our corporate objectives and enhance stockholder value.

•Our chief executive officer and vice chairman and chief operating officer both maintain a significant ownership interest in the Company, which closely aligns their interests with our stockholders’ interests and disincentivizes them from engaging in, or encouraging our other executive officers to engage in, unreasonable or excessive risk-taking.

•We have instituted a clawback, or recoupment, policy on awards granted under our annual cash incentive compensation program and a clawback policy applicable to all incentive-based compensation received by our executive officers.

•Provided that there is an achievement of a threshold level of performance, payouts under our annual cash incentive compensation program may result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could encourage excessive risk-taking.

•Our Compensation Committee determines achievement levels under the Company’s annual cash incentive compensation plan after reviewing Company and executive performance.

•Our Compensation Committee is being advised by an independent compensation consultant who also reviews the results of our annual analysis and assessment of our compensation programs.

Nomination of Directors
The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board, including if the nominee is recommended to the Board by a stockholder, to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee has adopted qualitative standards by which it determines if nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee evaluates recommended nominees in accordance with the following criteria:
•Personal characteristics. The Nominating and Corporate Governance Committee considers the personal characteristics of each nominee, including the nominee’s integrity, accountability, ability to make informed judgments, financial literacy, professionalism and willingness to meaningfully contribute to the Board (including by possessing the ability to communicate persuasively and address difficult issues). In addition, the Nominating and Corporate Governance Committee evaluates whether the nominee’s previous experience reflects a willingness to establish and meet high standards of performance, both for him or herself and for others.

•Core Competencies. The Nominating and Corporate Governance Committee considers whether the nominee’s knowledge and experience would contribute to the Board’s achievement of certain core competencies. The Nominating and Corporate Governance Committee believes that the Board, as a whole, should possess competencies in accounting and finance, business judgment, management best practices, crisis response, industry knowledge, leadership, strategy and vision.

•Board Independence. The Nominating and Corporate Governance Committee considers whether the nominee would qualify as an “independent director” under the Nasdaq Listing Rules.

•Director Commitment. The Nominating and Corporate Governance Committee expects that each of our directors will prepare for and actively participate in meetings of the Board and its committees, provide advice and counsel to our management, develop a broad knowledge of our business and industry and, with respect to an incumbent director, maintain the expertise that led the Nominating and Corporate Governance Committee to initially select the director as a nominee. The Nominating and Corporate Governance Committee evaluates each nominee on his or her ability to provide this level of commitment if elected to the Board.

•Additional Considerations. Each nominee is also evaluated based on the overall needs of the Board and the diversity of experience he or she can bring to the Board, whether in terms of specialized knowledge, skills or expertise. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

Following this evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Cooperation Agreement with Legion Partners
On March 1, 2024, the Company entered into an agreement, subsequently amended on May 31, 2024 (as amended, the “Cooperation Agreement”) with Legion Partners Asset Management, LLC and certain affiliated investor entities (collectively, the “Investor Group”). As contemplated by the Cooperation Agreement, the size of the Board will be reduced from eleven to nine members immediately following the Annual Meeting.
In addition, pursuant to the Cooperation Agreement, the Investor Group agreed that at each annual and special meeting of stockholders held prior to the expiration of the standstill period thereunder, each member of the Investor Group will cause all shares of common stock of the Company beneficially owned by it and its respective affiliates to be counted as present for purposes of establishing a quorum and to be voted in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board).
For additional information, refer to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2024, including the full text of the Cooperation Agreement, which is attached as Exhibit 10.1 thereto, and the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2024, including the Amendment to the Cooperation Agreement, which is attached as Exhibit 10.1 thereto.

Director Nominees Recommended by Stockholders
The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver or send by first class U.S. mail a written notice addressed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The written notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of the last annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was first made.
The notice to our corporate secretary must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class or series and number of our shares that are owned beneficially or of record by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC’s Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such stockholder, as it appears on the Company’s books, and of such beneficial owner, if applicable, and of their respective affiliates or associates or others acting in concert therewith, (ii)(A) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, as applicable, and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or

Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner, if applicable, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the SEC’s Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board.
Board Meetings
During fiscal 2024, the Board met seven times, with four meetings via telephone and three meetings in-person. Following four meetings of the Board, the independent directors met in executive session without the presence of management. All directors who served on the Board during fiscal 2024 attended at least 73% of the aggregate meetings of the Board and of the committees on which they served in fiscal 2024. We encourage each member of the Board to attend our annual meetings of stockholders. All of the members of our Board at the time of our 2024 annual meeting of stockholders attended the 2024 annual meeting of stockholders in-person or via internet participation.

Committees of the Board of Directors
The Board currently has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and an ESG Committee. Upon recommendation of the Nominating and Corporate Governance Committee, the full Board appoints members of each of those committees and designates the chairperson of each of those committees.
Compensation Committee. The Compensation Committee evaluates and establishes the compensation of our executive officers. The Compensation Committee also establishes or approves all policies and procedures related to our incentive compensation programs, approves compensation levels and opportunities for our chief executive officer and other executive officers, administers our incentive plans, including The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan (“2019 Equity Incentive Plan”) and annual cash incentive compensation plans, oversees programs designed to promote equal opportunity and diversity and makes recommendations to the full Board regarding long-term leadership succession. For a description of the role of the Compensation Committee, its consultants and management in setting compensation, please see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis.” The Compensation Committee also approves our Compensation Discussion and Analysis included in our annual proxy statements.
The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our chief executive officer and general counsel. Compensation Committee meetings are regularly attended by the chief executive officer and chairman of the Board and general counsel (except during voting regarding such named executive officers’ compensation). The chairman of the Compensation Committee reports the Compensation Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance, human resources and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.
The Compensation Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Compensation and Human Capital Committee Charter.” The Compensation Committee held seven meetings during fiscal 2024. The current members of the Compensation Committee that are nominated for election at the Annual Meeting are Mr. Lewis, Mr. Peretz and Ms. Walton-Ruskin, each of whom is an independent director.

Audit Committee. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices, overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning and to assure our compliance with all applicable laws, regulations and corporate policies; reviewing the performance of our independent registered public accounting firm; making decisions regarding the appointment or termination of our independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm; reviewing and discussing audited financial statements with management; and recommending to the Board that audited financials be included in the Form 10-K. Among the Audit Committee’s duties are reviewing the results and scope of the audit and other services provided by our independent registered public accounting firm.
The Audit Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Audit Committee Charter.” The Audit Committee held nine meetings during fiscal 2024. The current members of the Audit Committee nominated for election at the Annual Meeting are Mr. Owens (chairman), Ms. Brown and Ms. Walton-Ruskin, each of whom is an independent director as such term is defined by the Nasdaq Listing Rules. The Board has determined that Mr. Owens is an “independent director,” as such term is defined in Rule 10A-3 under the Exchange Act, and is also an “audit committee financial expert,” as defined by the rules and regulations of the SEC.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board is responsible for developing, reviewing and recommending to the Board for adoption our Corporate Governance Guidelines; identifying and nominating candidates for election to the Board; assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities, and reporting obligations of each of the Board’s committees; assisting the Board in conducting performance reviews of the Board and its committees; and formulating and assessing our senior management succession plans with our chief executive officer and chairman of the Board. For additional information regarding the director nomination process undertaken by the Nominating and Corporate Governance Committee, see “CORPORATE GOVERNANCE - Nomination of Directors.”
The Nominating and Corporate Governance Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Nominating and Corporate Governance Committee Charter.” The Nominating and Corporate Governance Committee held seven meetings during fiscal 2024. The current members of the Nominating and Corporate Governance Committee that are nominated for election at the Annual Meeting are Mr. Lewis (chairman), Mr. Goldstone and Ms. Weinstein, each of whom is an independent director.
ESG Committee. The ESG Committee of the Board is responsible for overseeing the Company’s framework and external reporting related to the development of policies and programs regarding sustainability and environmental, social and governance matters; reviewing, evaluating and reporting to the Board on the Company’s programs and activities related to sustainability and environmental, social and governance matters; reviewing stockholder proposals relating to sustainability or corporate social responsibility issues and providing a report to the Board; reviewing the Company’s progress towards its diversity goals and compliance with the Company’s responsibilities as an equal opportunity employer; reviewing and monitoring the Company’s culture and employee satisfaction and the Company’s programs, progress and efforts to address human capital management matters; reviewing and approving certain charitable contributions that may be made by or on behalf of the Company; and supporting the Compensation Committee, as requested or appropriate, in reviewing and assessing any environmental, social and governance related goals and objectives relevant to the compensation of the Company’s executive officers and other employees.
The ESG Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Environmental, Social and Governance Committee Charter.” The Environmental, Social and Governance Committee held four meetings during fiscal 2024. The current members of the Environmental, Social and Governance Committee that are nominated for election at the Annual Meeting are Ms. Brown and Mr. Lewis, each of whom is an independent director.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Messrs. Cugine, Lewis and Peretz and Mses. Oliver and Walton-Ruskin. All members of the Compensation Committee are “independent directors” within the meaning of the Nasdaq

Listing Rules and no member is an employee or former employee of the Company. During fiscal 2024, no member of the Compensation Committee had any relationship requiring disclosure under the section “CORPORATE GOVERNANCE - Certain Relationships and Related Transactions.” None of our executive officers served during fiscal 2024 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2024 as a director of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.
Communication with the Board of Directors
Our stockholders may communicate directly with the Board. All communications should be in written form and directed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board. Each communication intended for the Board and received by the corporate secretary that is related to our operations and is relevant to a specific director’s service on the Board will, following its clearance through normal review and appropriate security procedures, be forwarded to our independent Lead Director for review and approval and then, upon approval, to the specified party.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director
Our Board members are all elected annually. The term of each current director will expire at the Annual Meeting. Each of Ms. Brown, Mr. Goldstone, Mr. Lewis, Mr. Owens, Mr. C. Pappas, Mr. J. Pappas, Mr. Peretz, Ms. Walton-Ruskin and Ms. Weinstein has been nominated to stand for re-election as a director at the Annual Meeting to hold office until the next annual meeting of stockholders to be held in 2026 and until his or her successor is elected and qualified. Each nominee has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.
All current directors and director nominees have been previously elected by the Company’s shareholders. Mr. Cugine and Ms. Oliver are not standing for reelection at the Annual Meeting and will cease to serve as directors following the Annual Meeting.
We have described below information concerning the business experience and qualifications of each of our incumbent directors.
The Board unanimously recommends that stockholders vote “FOR” each of the director nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary choice is specified in the proxy.

The following is certain information regarding each of the director nominees as of the Record Date:

Christopher Pappas, age 65, is our founder and has served as our chief executive officer since 1985 and has been a director on our Board and our Board chairman since our IPO, and he also served as a director and the chairman of the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has been our president since April 11, 2009 and before that was our president from our formation to January 1, 2007. Mr. C. Pappas and Mr. J. Pappas, director and chief operating officer, are brothers. Prior to founding the Company, Mr. C. Pappas played basketball professionally in Europe for several years following his graduation from Adelphi University in 1981 with a Bachelor of Arts degree in Business Administration. Mr. C. Pappas currently oversees all of our business activities, with a focus on product procurement, sales, marketing, strategy development, business development and operations. Mr. C. Pappas currently serves on the board of directors of the International Foodservice Distributors Association and the Hudson National Golf Club, respectively. Mr. C. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution business and his years of leadership at the Company.
John Pappas, age 61, is a founder of the Company and currently serves as our vice chairman, a position he has held since March 1, 2011, and chief operating officer, a position he has held since February 24, 2022. From our founding in 1985 to March 1, 2011, he served as our chief operating officer. Mr. J. Pappas and Mr. C. Pappas, director and chief executive officer, are brothers. Mr. J. Pappas has been a director on our Board since our IPO, and he also served as a director on the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has over 35 years of leadership experience in logistics, facility management and global procurement and oversees our entire network of distribution centers in North America. Mr. J. Pappas is also active in the development of our corporate strategy. Mr. J. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution industry and his years of leadership at the Company.
Ivy Brown, age 62, has been a director on our Board since January 1, 2021. She is an accomplished senior executive in the transportation services and package logistics field. Ms. Brown spent 32 years at United Parcel Service, Inc. and recently retired as President of United Parcel Service, Inc., Northeast District (Norwood, MA) where she led a $3.8 billion business unit with over 21,000 employees. Ms. Brown was responsible for growing key markets, sales, implementing technology, and all P&L responsibilities. Ms. Brown also has over 20 years of experience as a non-profit board director and previously served as a member of the advisory committee for the John F. Kennedy Library Foundation. Ms. Brown was a recipient of the United Way “2017 Woman of Impact Award” for her achievements in the areas of professional excellence, contributions to community service, and active assistance to other women in their attainment of professional and leadership skills. Ms. Brown earned her Master’s degree in Business Administration from Golden Gate University and her Bachelor of Science degree from Southern Illinois University, Carbondale.
Steven F. Goldstone, age 79, has been a director on our Board since March 7, 2016. Previously, Mr. Goldstone was the Lead Director of Greenhill & Co., and the non-executive chairman of ConAgra Foods, Inc., one of the largest manufacturers of packaged food products in the US. He has also previously been a director of two other New York Stock Exchange firms, American Standard Companies and Merck & Company, Inc. From 1995 to 2000, Mr. Goldstone was chairman and chief executive officer of RJR Nabisco, Inc. one of the world’s largest consumer product companies. Prior to joining RJR Nabisco, Inc., Mr. Goldstone was a partner in the New York City law firm of Davis Polk & Wardwell (“Davis Polk”). As a Davis Polk partner from 1978 to 1995, Mr. Goldstone advised corporate clients on many of the largest national and international mergers and acquisitions transactions and securities matters of the day. Mr. Goldstone is a graduate of the University of Pennsylvania and attended New York University School of Law. Mr. Goldstone’s qualifications to serve on our Board include his more than 30 years of experience in leadership positions, his knowledge of the food industry, and his corporate governance expertise.
Aylwin Lewis, age 70, has been a director on our Board since January 1, 2021. He was most recently the Chairman, Chief Executive Officer and President of Potbelly Corporation (Nasdaq: PBPB), a growing Chicago-based sandwich chain with operations throughout the United States and internationally, from 2008 to 2017. Prior to Potbelly, Mr. Lewis was Chief Executive Officer and President of Sears Holdings Corporation, which was created from the merger of two retail giants, Kmart and Sears. Mr. Lewis was the President and Chief Executive Officer of Kmart at the time of the merger, a distinction that made Mr. Lewis the highest ranking African-American executive in the U.S. retail industry. He has also held various executive positions at both Yum! Brands and Pizza Hut. Mr. Lewis presently serves on the board of directors of Marriott International and VOYA Financial and previously served on the board of directors of The Walt Disney Company, Red Robin Gourmet Burgers and Brews, and Starwood Hotels and Resorts. Mr. Lewis earned his Master’s degree in Business Administration from the University of Houston, Master’s degree in Human Resource Management from Houston Baptist University and Bachelor of Science and Arts degrees from the University of Houston.

Lester Owens, age 68, has been a director on our Board since March 4, 2024. Mr. Owens previously served as Senior Executive Vice President and former head of Operations and as a member of the Operating Committee at Wells Fargo & Company, a multinational financial services company, from July 2020 to March 2023. Mr. Owens joined Wells Fargo from Bank of New York Mellon, where he was Global Head of Operations from February 2019 to July 2020. Prior to joining Bank of New York Mellon, Mr. Owens spent 10 years at JP Morgan Chase, where he was responsible for Global Wholesale Banking Operations, among other roles. He previously led significant operations functions for Deutsche Bank, Citibank and Bankers Trust. He has served on several boards of directors, including the board of directors of the Depository Trust & Clearing Corporation (DTCC) in 2016, and he chaired the Clearing House Interbank Payments Board from 2015 to 2016. Mr. Owens is currently Chairman of the board of directors of Robert Wood Johnson Barnabas Health, Inc. Mr. Owens earned a B.A. from Long Island University and an M.B.A. from Fairleigh Dickinson Executive. Furthermore, he qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, for our Audit Committee.

Richard N. Peretz, age 63, has been a director on our Board since March 4, 2024. Mr. Peretz has served as a Venture Partner at Playground Global, LLC, a technology-focused venture capital firm, since May 2021 and has served as an independent consultant since February 2020. Previously, Mr. Peretz served as the Chief Financial Officer of the United Parcel Service, Inc. (“UPS”), an American multinational shipping and receiving supply chain management company, from July 2015 to February 2020. Mr. Peretz also held various leadership positions at UPS, including as the Controller and Treasurer as well as head of Mergers & Acquisitions from 2007 to 2015, Chief Financial Officer and Vice President of International Operations from 2002 to 2007 and in various other roles of increasing responsibility from 1981 to 2010. Mr. Peretz also currently serves on the boards of directors of several companies, including: Boxbot, Inc., a startup venture that produces conveyors and package handling systems, since September 2023, Altus Power, Inc., a provider of alternative energy solutions, since December 2021, and Iris Acquisition Corp., (formerly Tribe Capital Growth Corp. I), a special purpose acquisition company, since March 2021 where he serves as Chair of the Audit Committee. Mr. Peretz previously served on the board of directors of Semper Paratus Acquisition Corporation, a special purpose acquisition company, from October 2021 to June 2022, Electric Last Mile Solutions, Inc., a designer and manufacturer of electric vehicles, from June 2021 to June 2022, Tribe Capital Growth Corp. II, a special purpose acquisition company from March 2021 to May 2022, and First International Bancorp, a state-chartered bank of Connecticut, from 2008 to 2015. Mr. Peretz served as an Investment Committee Member for the UPS Strategic Venture, a venture capital fund managed by the UPS Strategic Enterprise Fund of UPS, from 2013 to February 2020. Mr. Peretz served as a Board Member on the Atlanta Chapter of the American Red Cross, a disaster and humanitarian relief organization, from 2008 to 2015. Mr. Peretz earned a B.A. in Business Administration from the University of Texas at San Antonio and an M.B.A. from the Goizueta Business School at Emory University.

Debra Walton-Ruskin, age 64, has been a director on our Board since February 12, 2024. Prior to joining Chefs’ Warehouse, Ms. Walton-Ruskin served as the Chief Revenue Officer at the London Stock Exchange Group (LSEG), following LSEG’s acquisition of Refinitiv. Her leadership was instrumental in successfully selling Refinitiv to LSEG, marking the culmination of nearly two decades at Refinitiv, Thomson Reuters, and Thomson Financial. She has held numerous C-suite roles, including Global Head of Market Development, Chief Data Officer, Chief Product Officer, and Chief Revenue Officer. She was also President & CEO of Nucleus Financial, a VC-backed startup, a Partner at Cantor Fitzgerald, and a founding Board Member of the Cantor Fitzgerald Futures Exchange. Ms. Walton-Ruskin began her career in financial services as head of sales for Australian-based Giltnet Limited, and was part of the team that took Giltnet public on the Australian Stock Exchange. Furthermore, she qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, for our Audit Committee.

Wendy M. Weinstein, age 63, has been a director on our Board since March 4, 2024. Ms. Weinstein has served as Chief Marketing Officer at W2K Consulting, a marketing and management consulting firm with restaurant and food and beverage industry clients, since January 2001. In addition, Ms. Weinstein is a consultant in the restaurant technology, media and food distribution verticals through the Gerson Lehrman Group, Inc., a consulting and information services company, since October 2011. Previously, Ms. Weinstein was an owner and operator of Plates Restaurant, a fine dining restaurant in Westchester, New York, from January 2003 until its sale in October 2019. Prior to that, she served as Director of International Marketing at Sanpellegrino S.p.A, an Italian mineral water company (acquired by Nestle S.A. in 1998), from 1996 to 2000, and as Director of Marketing from 1989 to 1995. Ms. Weinstein currently serves as a director on the board of Newport Restaurant Group, a hospitality services firm, where she serves as a member of the Audit Committee, since January 2024. Ms. Weinstein earned a B.A. from the University of Pennsylvania.

Vote Required
An affirmative vote of a majority of the votes cast on Proposal 1 is required to approve the election of each of the nominees for election as a director.  A “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee’s election.  Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Ms. Brown, Mr. Goldstone, Mr. Lewis, Mr. Owens, Mr. C. Pappas, Mr. J. Pappas, Mr. Peretz, Ms. Walton-Ruskin and Ms. Weinstein as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.

EXECUTIVE COMPENSATION
Executive Summary
    Our performance in 2024 demonstrates our continued progress in establishing ourselves as the premier purveyor of specialty ingredients and specialty center-of-the-plate to over 50,000 high end independently owned restaurants, hotels, country clubs and gourmet food stores in key culinary markets across North America and the Middle East.

During 2024, we made significant progress towards achieving our medium and long-term strategic and financial goals. Our total revenue for fiscal 2024 increased approximately 10.5% to approximately $3.8 billion from approximately $3.4 billion in fiscal 2023. During 2024, we continued to invest in distribution capacity expansion, including the completion of our new Center-of-the-Plate processing and distribution facility in Richmond, California, consolidating four existing facilities, and completed the expansion of our distribution center in Dubai, UAE.

Our Board credits the leadership of Christopher Pappas, our Chief Executive Officer, and our other named executive officers for contributing to our 2024 achievements, along with:

•working cohesively to effectively manage the Company;
•fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to act with integrity and respect;
•providing their strategic vision; and
•evaluating and maintaining a liquidity position in compliance with the Company’s debt obligations.

As described in greater detail in the Compensation Discussion and Analysis below, we emphasize a pay for performance culture. The design of our 2024 compensation program and our 2024 pay decisions were based on peer group data, survey information and input from the advisors to the Compensation Committee. The Compensation Committee set ambitious performance targets for 2024 as we continue to push ourselves to perform at and achieve even greater results for our Company.

Compensation Discussion and Analysis
    This Compensation Discussion and Analysis discusses the objectives and elements of our compensation programs and the compensation awarded to our named executive officers in fiscal 2024. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow this Compensation Discussion and Analysis. For fiscal 2024, the following individuals are our named executive officers:
•Mr. Christopher Pappas, our chairman, president and chief executive officer;

•Mr. John Pappas, our vice chairman and chief operating officer;

•Mr. James Leddy, our chief financial officer;

•Mr. Alexandros Aldous, our general counsel, corporate secretary, chief government relations officer and chief administrative officer; and

•Ms. Christina Polychroni, our chief human resources officer.

Overview of Compensation Process
The Compensation Committee of our Board consists solely of directors who are “independent” under the rules and regulations of the SEC and Nasdaq. The Compensation Committee has overall responsibility for the compensation program for our executive officers, including our named executive officers. For fiscal 2024, the Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co. (“FW Cook”) to help it in assessing executive officer and director compensation. A representative of FW Cook provided input on 2024 annual and long-term incentive plan design, reviewed the peer group used for benchmarking executive compensation, provided compensation data to the Compensation Committee, and assisted with preparation of our Pay versus Performance disclosure. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee as needed in connection with advising the Compensation Committee. While the Compensation Committee considered input from FW Cook, the Compensation Committee’s decisions ultimately reflect many factors and considerations.
For fiscal 2024, the Compensation Committee reviewed the independence of FW Cook pursuant to SEC rules and the Nasdaq Listing Rules and concluded that FW Cook was independent and that its work for the Compensation Committee did not raise any conflict of interest.
The Compensation Committee typically meets during the first quarter of each fiscal year to set compensation for that fiscal year and did so in the first quarter of fiscal 2024. For fiscal 2024, FW Cook and management assisted with the compensation-setting process. The Compensation Committee worked with FW Cook to formulate compensation decisions for our chief executive officer and our vice chairman and chief operating officer. Management, with input from FW Cook, made recommendations to the Compensation Committee for the rest of the executive officers. Recommendations were accompanied by competitive market data from the peer groups established by the Compensation Committee in consultation with FW Cook. This peer group analysis is discussed in further detail in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Competitive Marketplace Assessment.”
In setting fiscal 2024 compensation for our named executive officers, the Compensation Committee, following discussions with management and FW Cook, considered the compensation practices of the companies within our peer groups, our operating performance in fiscal 2023 and each of our named executive officer’s performance in fiscal 2023. Our chief executive officer was not present when the Compensation Committee deliberated or voted on his compensation.
Advisory Say-on-Pay Proposal
In May of 2024, our stockholders overwhelmingly approved an advisory say-on-pay proposal at our 2024 annual meeting of stockholders with over 93% of the shares represented at the meeting and entitled to vote on the proposal voting FOR the proposal. The Compensation Committee reviewed the results of the stockholder vote at our 2024 annual meeting and took the high percentage of votes cast in favor of the proposal as an indication that our stockholders supported the pay for performance approach that we have adopted. This was further supported by the positive feedback we received regarding our executive compensation structure during stockholder outreach in fiscal 2024. The Compensation Committee will continue to monitor our compensation structure and consider the results of advisory say-on-pay votes of our stockholders on compensation issues as part of our ongoing engagement during this proxy season.

Compensation Philosophy and Objectives
The principal objectives of our executive compensation program are to attract, motivate and retain highly qualified executives by providing total compensation for each position that is competitive within our business sector and peer groups. We also seek to provide appropriate incentives for our named executive officers to achieve performance goals related to our company-wide performance. Finally, through the issuance of equity-based incentives, we seek to align the interests of our named executive officers with our stockholders and to reward performance that enhances our long-term value.
Our Compensation Committee strives to implement a compensation program that enables us to attract and retain high-quality leadership and to ensure that our named executive officers are compensated in a manner consistent with stockholder interests, the policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. In determining the relevant amounts of each of these components, our Compensation Committee adopted a compensation program that consists of a mix of compensation that it believes:
•aligns interests of our named executive officers with our business plans by using company-wide performance metrics based on those plans and long-term incentive programs with multi-year vesting to retain employees key to their implementation;

•incentivizes achievement of annual and longer term financial, functional, and individual objectives; and

•creates a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.

Competitive Marketplace Assessment
The Compensation Committee, with the assistance of management and FW Cook, looks at two peer groups when considering its decisions regarding the compensation of our named executive officers: our primary peer group, which consists of companies similar to us in size and business characteristics and is used primarily when setting compensation levels, and our secondary peer group, which consists of large foodservice distribution companies and is used to inform our incentive compensation plan design.
Market data from our primary peer group was taken into consideration in setting the fiscal 2024 compensation of each of our named executive officers. The primary peer group, which was first developed in fiscal 2020 and used to set fiscal 2021 compensation was also referenced in our review of program designs for fiscal 2023, including an assessment of pay vehicles and performance metrics. The Compensation Committee considered the following factors in determining a primary peer group for fiscal 2024:
•Company Type - The companies in the primary peer group are all publicly traded on a U.S. exchange.

•Size - Companies with revenues between 0.4 and 2.5 times the Company’s revenue and market capitalizations between 0.2 and 5 times the Company’s market capitalization were targeted for review as potential peers. This size range reflected our near-term aggressive growth plans. The Compensation Committee believed the Company and the primary peer group when selected were reasonably aligned from a financial size perspective.

•Business - The companies in the primary peer group represent multiple industry segments, including packaged foods, non-food related specialty and online retailers, other non-food related wholesalers and distributors, and trucking and warehousing. The foodservice distribution industry is a highly fragmented industry with several very large national players and numerous small, privately held local players; accordingly, it was necessary to select our primary peer group from various industry segments. We also included companies to capture our expansion outside of the U.S. marketplace, and emphasized marketing and distributing a premium branded portfolio of products.

•Peer Selection - For our primary peer group, we also considered companies listed in our ISS-selected peer group and companies that include us in their peer group.

In November 2023, for fiscal 2024 compensation decisions, FW Cook reviewed the peer group with the Compensation Committee, and the Compensation Committee approved the removal of Applied Industrial Technologies, Inc., DXP Enterprises, Inc., and NOW Inc. from the primary peer group due to such companies’ not being food distribution focused and Calavo Growers, Inc. being below the desired revenue size range. Additionally, following its review with FW Cook, the Compensation Committee approved the addition of five size-appropriate food-related marketing and distribution companies to the primary peer group: Cal-Maine Foods, Inc., Fresh Del Monte Produce Inc., Reynolds Consumer Products Inc., Sprouts Farmers Market, Inc., and TreeHouse Foods, Inc.
Reflecting the factors outlined above, our primary peer group for fiscal 2024 compensation decisions consisted of the following 18 companies:

1-800-FLOWERS.COM, Inc	GMS Inc.	Reynolds Consumer Products Inc.
The Andersons, Inc.	The Hain Celestial Group, Inc.	SiteOne Landscape Supply, Inc.
B&G Foods, Inc.	Hub Group, Inc.	SpartanNash Company
BlueLinx Holdings Inc.	J&J Snack Foods Corp.	Sprouts Farmers Market, Inc.
Cal-Maine Foods, Inc.	Lancaster Colony Corporation	TreeHouse Foods, Inc.
Fresh Del Monte Produce Inc.	Pool Corporation	Werner Enterprises, Inc.

As of November 2023, the Company’s revenues and market capitalization were between the 25th percentile and the median of the peer companies.
The secondary peer group was used to test compensation design and performance metrics as these companies’ compensation practices are an important reference point due to their status as the Company’s key competition; however, due to the larger size of these companies, they were not considered appropriate to reference in determining fiscal 2024 pay levels of our named executive officers.
For fiscal 2024, FW Cook reviewed and approved the secondary peer group with the Compensation Committee.

US Foods Holding Corp.	United Natural Foods, Inc.
Performance Food Group Company	Sysco Corporation

We do not benchmark compensation in the traditional manner, as we do not directly tie individual components of compensation to particular benchmarks. In general, the Compensation Committee references the 25th and 75th percentiles and the median of the competitive compensation marketplace, as well as data regarding compensation design and performance metrics. Market data, however, is only one factor among many considered by the Compensation Committee when making determinations regarding executive compensation. Other factors considered include individual performance, scope of responsibilities, experience, criticality of the position, retention concerns and the need to recruit new officers.
Components of Named Executive Officer Compensation
Taking into account the above-described objectives and our peer group comparisons, when setting fiscal 2024 compensation, the Compensation Committee focused on designing a compensation package for our named executive officers that consisted of base salaries, performance-based annual cash incentive awards and long-term equity awards, as well as retirement and other welfare benefits and termination protection.

Element	Description & Objective	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash

Performance-Based Annual Cash Incentive	Performance-based payments to incentivize bottom-line growth as measured by fiscal 2024 AEBITDA. Opportunities for additional payouts for performance above target levels.	• Cash
Long-Term Equity Incentives	Equity-based incentives earned based on the attainment of performance objectives and/or continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value. A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA, ROIC and challenging share price goals over a three-year measurement period.	• Performance-based restricted stock • Time-based restricted stock
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental, and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits, and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation
Base Salary
We provide our named executive officers with a base salary to compensate them for performing their daily responsibilities. We believe that base salaries must be competitive, based upon the named executive officer’s scope of responsibilities and what we believe to be market rates of compensation for executives performing similar functions for comparable companies within our peer groups. We also periodically review the performance of our named executive officers and, in some instances, award merit-based base salary increases as a result of these reviews.
We consider increases to our named executive officers’ base salaries annually. For fiscal 2024, the Compensation Committee, based on peer group data, survey information and input from FW Cook, made the decision to increase base salaries for our named executive officers uniformly by 10% to align with market compensation and to retain and continue to motivate our named executive officers.

The annual base salaries for our named executive officers for fiscal 2024 were as follows:

2024 Base Salary
Name	($)
Christopher Pappas	1,122,585
John Pappas	616,919
James Leddy	514,098
Alexandros Aldous	479,826
Christina Polychroni	375,375

    Annual Cash Incentive Compensation
To closely align our named executive officers’ compensation to our business objectives, we believe that a significant portion of a named executive officer’s compensation should be performance-based. The Company sets ambitious performance targets and emphasizes a pay for performance culture. Accordingly, in fiscal 2024, we put in place an annual cash incentive compensation program, our 2024 Cash Incentive Plan (the “2024 Plan”), that provided our named executive officers with the opportunity to earn cash incentive compensation with a target amount set forth in the table below for the achievement of annual performance goals related to our business. Targets were achieved at 100% for fiscal 2024, and payment was made in the first quarter of fiscal 2025.

Name	Target Award as a Percentage of Base Salary	Target Award ($)	Actual Payout under 2024 Plan ($)
Christopher Pappas	100%	1,122,585	1,122,585
John Pappas	100%	616,919	616,919
James Leddy	75%	385,574	385,574
Alexandros Aldous	75%	359,869	359,870
Christina Polychroni	75%	281,531	281,531

The Compensation Committee selected AEBITDA as the performance measure for the 2024 Plan because it measures bottom-line growth of the Company, which the Compensation Committee views as being the key driver of long‑term growth in stockholder value. When selecting the performance measures for 2024, the Compensation Committee considered the annual incentive plan designs of members of our peer groups, as well as our specific corporate goals and budgetary considerations. In line with such considerations, the Compensation Committee removed revenue as a performance measure to increase focus on bottom-line growth of the Company in the post-COVID era. In setting the corporate performance targets under the 2024 Plan, the Compensation Committee considered historic levels of our performance for AEBITDA, taking into consideration our acquisitions in fiscal 2023, and based target AEBITDA on results that were improvements over the prior fiscal year’s results.

AEBITDA. For all of our named executive officers, payouts under the 2024 Plan related to AEBITDA were tiered as follows: no payout if AEBITDA in fiscal 2024 was less than $190 million, payout at target if AEBITDA in fiscal 2024 was $215 million and payout at maximum if AEBITDA in fiscal 2024 was $230 million or more, with payouts linearly interpolated between levels of achievement. Additionally, if AEBITDA in fiscal 2024 was $220 million or more, Mr. C. Pappas and Mr. J. Pappas were entitled to receive a payout under the 2024 Plan equal to 300% of their total target awards. Our fiscal 2024 AEBITDA, as determined under the 2024 Plan, was $219 million, exclusive of acquisitions.

For fiscal 2024, we defined AEBITDA, which is not a measurement determined in accordance with the U.S. generally accepted accounting principles, or GAAP, as the aggregate of the following GAAP measures: net income, interest expense, depreciation, amortization, provision for income taxes, stock compensation, duplicate rent, integration and deal costs, third party transaction costs, change in fair value of earn-out obligation, loss on asset disposal, one-time executive management costs and moving expenses, if any. We use AEBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of AEBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

Long-Term Equity Compensation
    Other than in exceptional cases, such as promotions or new hires, equity awards for our executive officers are approved by the Compensation Committee during the first quarter of each fiscal year. Equity awards are not granted in anticipation of the release of material nonpublic information, and the Company does not time the release of material non-public information based on the anticipated grant dates of equity awards.

During the first quarter of fiscal 2024, the Compensation Committee, in consultation with FW Cook and management, approved the granting of long-term equity incentive (“LTI”) compensation, consisting of time-based restricted stock awards and performance-based restricted stock awards, to each of our named executive officers.

For these stock awards (the “2024 Grant”), the target LTI award value was set at 300% of base salary for Mr. C. Pappas and Mr. J. Pappas, and 150% of base salary for Mr. Leddy, Mr. Aldous and Ms. Polychroni. Once the target award value was established, the Compensation Committee decided that a significant percentage of the awards for the named executive officers should be performance-based. Accordingly, the Compensation Committee determined the mix of LTI awards would consist of 70% performance-based restricted stock awards for Mr. C. Pappas and Mr. J. Pappas and 50% performance-based restricted stock awards for Messrs. Leddy and Aldous and Ms. Polychroni, to motivate the executives to achieve our corporate objectives and enhance stockholder value and 30% time-based restricted stock awards for Mr. C. Pappas and Mr. J. Pappas and 50% time-based restricted stock awards for Messrs. Leddy and Aldous and Ms. Polychroni, to support retention objectives. While the Compensation Committee determined not to make any changes to the performance measures used for LTI awards in 2024, the Compensation Committee decided to increase the weight of AEBITDA to place a greater emphasis on the bottom-line growth of the Company. The measures for the performance-based restricted stock awards (the “2024 PRSA Grant”) included the Company’s share price (15% of the award target), ROIC (15% of the award target) and AEBITDA (70% of the award target). The 2024 PRSA Grant can payout up to a maximum of 200% of the target shares.

    The respective target values and number of shares (determined based upon a 30-day trailing average of the grant date share price of $34.45) of the 2024 Grant at target and at maximum (200% of target), were as follows:

Name	2024 RSA Value ($)	2024 RSA Shares (#)	2024 PSA Target Value ($)	2024 PSA Shares at Target (#)	2024 PSA Shares at Max (#)
Christopher Pappas	1,010,040	29,319	2,425,170	68,411	136,822
John Pappas	555,058	16,112	1,261,843	35,595	75,190
James Leddy	431,112	11,189	396,650	11,189	22,378
Alexandros Aldous	359,761	10,443	370,204	10,443	20,886
Christina Polychroni	281,457	8,170	186,857	5,271	10,542

The time-based vesting restricted stock awarded in fiscal 2024 vests in equal one-third installments on the first through third anniversary dates of the date set forth in the named executive officers’ respective time-based restricted stock award agreements.
    The goals set with respect to the PRSAs awarded in fiscal 2024 were designed to increase and sustain stockholder value over time, based on input from the advisors to the Compensation Committee and feedback provided by the Company’s stockholders. The target goals for 2024 reflected the Compensation Committee’s expectations of macro and industry-specific influences on the Company’s AEBITDA, share price, and ROIC. In light of these expectations, the Compensation Committee determined that the PRSA target performance goals would reflect challenging but attainable (and motivational) corporate performance objectives for the named executive officers.The number of PRSAs eligible to vest was based on the Company’s achievement of AEBITDA, ROIC and challenging share price targets for the performance period beginning on the first day of fiscal 2024 and ending on December 25, 2026. AEBITDA was chosen as a performance measure for both the 2024 Plan and the 2024 PRSAs because the Compensation Committee views it as one of the key indicators of sustained Company growth and stockholder value. The Compensation Committee determined the share price targets were challenging based on the then-current share price range and tracked the Company’s AEBITDA targets in terms of expected value creation within the Company’s historical AEBITDA multiple range. ROIC measures our ability to generate earnings or returns on our invested capital base. Our long-term goal is to generate returns on our invested capital in excess of our weighted average cost of capital on a consistent basis. AEBITDA and ROIC measure our operating performance and profitability, and the share price target measures our performance as evaluated by the market. AEBITDA and ROIC will be measured in the final year of the performance period determined on a sliding scale, ratably interpolated within the performance ranges. The share price goal will be achieved upon the highest 20-day trading average closing share price being attained at any point during the performance period and will be ratably interpolated between performance targets.

The relevant targets for the 2024 PRSA Grant are as follows:

Metric	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned
AEBITDA	Equal to or less than $210 million	0%	$240 million	100%	Equal to or greater than $260 million	200%
Share Price	Equal to or less than $30	0%	$40	100%	Equal to or greater than $45	200%
ROIC	Equal to or less than 10%	0%	14%	100%	Equal to or greater than 15%	200%
    All equity incentive awards granted in fiscal 2024 contained “double trigger” change in control provisions, so that, in the event of a change in control, vesting of the award is accelerated only if the executive experiences an involuntary termination of employment without “cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award would be converted to time-based restricted stock based on target.

Retirement Plans and Other Welfare Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing health and welfare benefits as well as methods for those individuals to save for retirement. Accordingly, we provide our named executive officers with the following benefits:
•Health Insurance. We provide each of our named executive officers and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees. For our named executive officers, we pay both our portion and the executive’s portion of the premiums for these benefits.

•Disability Insurance. We provide each of our named executive officers with short-term disability insurance.

•Life Insurance. For each of our named executive officers, we pay the premiums for life insurance in an amount equal to their annual base salary, up to $300,000.

•Retirement Benefits. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or employees; however, our named executive officers and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We make matching contributions for each of our employees, including our named executive officers, in an amount equal to 50% of any employee contributions up to 6% of the employee’s salary.

•Nonqualified Deferred Compensation. We do not currently provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

Termination Protection Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing market termination protection benefits. We have entered into employment agreements with our named executive officers pursuant to which they are entitled to certain benefits upon qualifying terminations of employment and have implemented a change in control severance program in which they participate. Further, our named executive officers are party to severance agreements discussed in further detail in “Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits.”
Our executive officers generally have long tenure with the Company and have provided the vision and leadership that have built the Company into the successful enterprise that it is today. The Compensation Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with those of our stockholders. Change in control benefits are intended to eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in stockholders’ best interests. The security of competitive change in control arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which the Company requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the Executive Change in Control Plan (the “Executive CIC Plan”) was adopted to provide “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. “Double trigger” benefits also require that two events occur in order for severance to be paid: a change in control followed by the executive’s involuntary termination of employment. The Compensation Committee believes a “double trigger” severance benefit provision is most appropriate, as it provides an incentive for greater continuity in management following a change in control.
In addition to the previously discussed equity incentive awards granted in fiscal 2024, all regular, annual LTI grants of equity incentive awards granted in fiscal 2025 also contain “double trigger” change in control provisions, so that in the event of a change in control vesting of the award is accelerated only if the executive experiences an involuntary termination of employment “without cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award will be converted to time-based restricted stock based on target.
Perquisites
    The Company provides limited personal benefits to certain of our named executive officers for competitive reasons. Mr. C. Pappas, as our chief executive officer, and Mr. J. Pappas, as our vice chairman and chief operating officer, are permitted to use the Company’s aircraft in certain instances. In addition, Mr. C. Pappas and Mr. J. Pappas receive a monthly automobile allowance, which reduces administrative burdens and supports employee retention in these key positions. Our named executive officers also receive tax reimbursements related to imputed income on Company-paid life insurance benefits. These arrangements are discussed in the footnotes to the “Summary Compensation Table - Fiscal Years 2022-2024.”
Grant of Special Incentive Change in Control PSUs

On February 25, 2025, the Compensation Committee, in consultation with its compensation consultants, made special incentive grants of (i) 250,000 PSUs to Mr. C. Pappas and (ii) 41,625 PSUs to each of Mr. J. Pappas, Mr. Leddy, Mr. Aldous and Ms. Polychroni. The PSUs are not part of regular annual compensation.

The PSUs have a four-year term from the date of grant and only become vested and payable to the extent that a qualifying change in control, as further described below, occurs during such four-year period. The PSUs are subject to performance conditions designed to directly tie pay outcomes to shareholder value creation in connection with a successful change in control, if it occurs.

The grant of the PSUs addresses two key objectives:

•ensuring leadership continuity and motivation and incentive to build and increase the value of the Company during the four-year award term, and
•aligning compensation with rigorous performance thresholds connected to a successful change in control, if it occurs, that results in outsized returns for shareholders.

The PSUs’ performance-based vesting is based on the occurrence of a change in control of the Company within the four-year period following the date of grant and the extent to which the per-share change in control deal price of the Company achieves certain specified percentage thresholds over the 180-day volume-weighted average price of a share of the Company as of the date immediately before the grant date of the PSUs, which have been pre-established by the Compensation Committee (“Deal Premium Thresholds") (such change in control of the Company, a “Qualifying Change in Control”). Between 0% to 100% of the PSUs are eligible to vest, and the amount of the PSUs vested and earned will be determined based on the extent to which the Deal Premium Thresholds are satisfied. Amounts earned are determined by linear interpolation if results are between the specified Deal Premium Thresholds. If a Qualifying Change in Control does not occur (i.e., there is no change in control during the four-year term, or there is a change in control but the Deal Premium Thresholds are not achieved), the PSUs will terminate and no shares or payments will be delivered in respect of the PSUs.

Vesting is also subject to continuous service with the Company until the occurrence of a Qualifying Change in Control, with limited exceptions provided in the applicable award agreement, such as an involuntary termination of employment without “cause” or by the executive for “good reason” or termination for death or disability, each within a twelve-month period before the Qualifying Change in Control (or pro-rated vesting in the event of death and disability before such twelve-month period), in each case based on the actual attainment of the Deal Premium Thresholds.

Any amounts earned in respect of the PSUs are settled in shares of common stock of the Company to the extent that such shares are available under the 2019 Plan (or otherwise cash-settled based on the value of a share of the Company at award settlement).

Tax and Accounting Implications
Our Compensation Committee considers the accounting and tax treatment of executive compensation in determining the amount and form of compensation that we pay our named executive officers. For instance, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, as amended (“Section 162(m)”). Under Section 162(m) compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
The Compensation Committee balances the desirability to qualify for such deductibility with the Company’s need to maintain flexibility in compensating executive officers in a manner designed to promote its corporate goals and compensation objectives. As a result, the Compensation Committee may elect to provide compensation that is not deductible in order to achieve these goals and objectives.

CEO Stock Ownership Guidelines
To instill an ownership culture, our Board requires that our chief executive officer own shares of our common stock with a value equal to at least six times his annual salary. Our chief executive officer, Mr. C. Pappas, satisfies this requirement.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by our Company and our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2024.
Hedging, Pledging and Short Sales Policy
        Under our Insider Trading Policy, we prohibit hedging and short sales of Company securities by all of our employees and directors and their affiliates. Subject to certain limited exceptions, we also generally prohibit the pledging of Company securities by all of our employees and directors and their affiliates.
Clawback
    In August 2023, the Board adopted a Clawback Policy to comply with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules and requirements of NASDAQ Listing Rule 5608. In the event of an accounting restatement, under the Clawback Policy, the Compensation Committee, as the committee of the Board responsible for administering the policy, is authorized to recover certain incentive-based compensation paid to an executive officer of the Company on or after October 2, 2023 to the extent such incentive-based compensation was paid on the basis of financial results in respect of any of our three most recently completed fiscal years preceding the restatement.

Additionally, all awards, including time-based awards, granted under the Company’s 2019 Equity Incentive Plan will be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy.

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024.
The Chefs’ Warehouse, Inc. Compensation Committee
Mr. Joseph Cugine (chairman)
Mr. Aylwin Lewis
Ms. Katherine Oliver
Mr. Richard Peretz
Ms. Debra Walton-Ruskin

The foregoing Report of the Compensation Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

Summary Compensation Table – Fiscal Years 2022-2024
    The table below summarizes the compensation paid or accrued by us during the fiscal years indicated for our chief executive officer, chief financial officer, and each of our next three highest paid executive officers, in each case whose total compensation exceeded $100,000 for fiscal 2024.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Christopher Pappas	2024	1,120,621	—	3,389,276	1,122,585	160,767	5,793,249
Chief Executive Officer	2023	1,020,532	—	3,061,588	765,399	181,336	5,028,855
	2022	1,020,889	—	2,951,924	1,020,532	97,041	5,090,386
John Pappas	2024	615,842	—	1,862,560	616,919	172,919	3,268,240
Vice Chairman	2023	560,836	—	1,682,510	420,626	146,807	2,810,779
	2022	561,030	—	1,622,264	560,835	71,773	2,815,902
James Leddy	2024	513,198	—	776,069	385,573.5	7,193	1,682,034
Chief Financial Officer	2023	467,362	—	701,063	262,891	7,087	1,438,403
	2022	467,585	—	683,090	350,522	6,968	1,508,165
Alexandros Aldous	2024	478,989	—	724,326	359,869.5	9,128	1,572,313
General Counsel	2023	436,205	—	654,320	245,365	14,221	1,350,111
	2022	436,356	—	637,571	327,154	8,132	1,409,213
Christina Polychroni	2024	374,407	—	566,672	281,531.25	21,206	1,243,816
Chief Human Resources Officer	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
(1)Reflects the amount of salary paid in each fiscal year. The difference between the salary paid to each named executive officer and the named executive officer’s base salary results from the timing of the fiscal year and other administrative items, including vacation rollover.
(2)Reflects the aggregate grant date fair value of our awards to our named executive officers of time-based vesting restricted shares of our common stock and performance-based vesting restricted shares of our common stock consistent with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”). The grant date fair value for the awards of time-based restricted stock was determined by taking the closing market price of the Company’s common stock on the date of grant (or the last day on which there was a closing market price of our common stock when grants were made on days when there was no trading in our common stock) and multiplying it by the number of shares awarded. The assumptions made, if any, when calculating the amounts in this column are found in Note 10 to the Consolidated Financial Statements of the Company, as filed with the SEC on Form 10-K for the fiscal year ended December 27, 2024. The grant date fair value for awards of performance-based restricted stock reflects payouts at “target” levels of performance. The amounts reported in the Summary Compensation Table for the performance-based vesting restricted stock granted in 2024 are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the total amount of the awards made by the Compensation Committee, which is divided by the Company’s common stock price as determined on the grant date to yield a number of shares of performance-based vesting restricted stock. Assuming that the highest levels of performance conditions are achieved, the values of the performance-based restricted stock granted in fiscal 2024 and measured as of the 2024 grant date were: Mr. C. Pappas, $4,744,987, Mr. J. Pappas, $2,607,589, Mr. Leddy, $776,069, Mr. Aldous, $724,326 and Ms. Polychroni, $566,671.

(3)The following table breaks out the components of the “All Other Compensation” paid to our named executive officers in fiscal 2024:

Name	Medical, Dental and Vision Insurance Premiums(a) ($)	Life Insurance Premiums(b) ($)	Tax Reimbursement(c) ($)	Short-Term Disability Insurance Premiums(d) ($)	401(k) Plan Match(e) ($)	Auto(f) ($)	Aircraft(g) ($)	Phone(h) ($)	Total ($)
Christopher Pappas	7,139	446	3,180	216	10,350	30,000	109,436	—	160,767
John Pappas	8,868	446	1,980	216	10,350	24,000	127,059	—	172,919
James Leddy	4,551	446	1,980	216	—	—	—	—	7,193
Alexandros Aldous	2,510	446	300	216	4,756	—	—	900	9,128
Christina Polychroni	8,844	446	450	216	10,350	—	—	900	21,206
(a)    This amount reflects each named executive officer’s portion of the premiums for such individual and his or her family’s medical, dental and vision insurance that we pay on such individual’s behalf.
(b)    This amount reflects premiums we pay for each named executive officer’s group term life insurance.
(c)    This amount reflects reimbursement of taxes incurred by the named executive officer on group term life insurance premium payments reported in column (b).
(d)    This amount reflects the premiums we pay for each named executive officer’s short-term disability insurance.
(e)    This amount reflects our matching contribution to each named executive officer’s 401(k) plan.
(f)    Mr. C. Pappas received a monthly car allowance of $2,500 and Mr. J. Pappas received a monthly car allowance of $2,000 during fiscal 2024.
(g)    Per IRS regulations, our chief executive officer and vice chairman recognize imputed income on the personal use of the Company’s aircraft. For SEC disclosure purposes, the cost of personal use of the Company’s aircraft is calculated based on the incremental cost to the Company. To determine the incremental cost, we calculate the variable fuel cost by multiplying flight time by the average hourly fuel cost per flight, plus any direct trip expenses such as aircraft landing and parking fees and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, aircraft and hangar lease expenses, maintenance costs, in-flight internet, and aircraft insurance costs, are excluded from this amount. For Mr. J. Pappas, includes a grossed-up expense reimbursement of $11,696.08 for spousal use of the Company’s aircraft.
(h) This amount reflects the reimbursement we pay for each named executive officer’s use of their personal cellular phones for Company business.

Fiscal 2024 Grants of Plan-Based Awards
    We granted cash and equity-based awards to our named executive officers in fiscal 2024. The following table provides information about plan-based awards granted to the named executive officers during fiscal 2024:

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date		Threshold	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards(3) ($)
Christopher Pappas			—	1,122,585	3,367,755
	3/4/2024	(4)				—	47,888	95,776		1,660,756
	3/4/2024	(5)				—	10,262	20,523		355,886
	3/4/2024	(6)				—	10,261	20,523		355,851
	3/4/2024	(7)							29,319	1,016,783

John Pappas			—	616,919	1,850,757
	3/4/2024	(4)				—	26,317	52,634		912,674
	3/4/2024	(5)				—	5,639	11,278		195,561
	3/4/2024	(6)				—	5,639	11,278		195,561
	3/4/2024	(7)							16,112	558,764

James Leddy			—	514,098	1,028,196
	3/4/2024	(4)				—	7,833	15,666		271,648
	3/4/2024	(5)				—	1,678	3,356		58,193
	3/4/2024	(6)				—	1,678	3,356		58,193
	3/4/2024	(7)							11,189	388,035

Alexandros Aldous			—	479,826	959,652
	3/4/2024	(4)				—	7,311	14,622		253,545
	3/4/2024	(5)				—	1,566	3,132		54,309
	3/4/2024	(6)				—	1,566	3,132		54,309
	3/4/2024	(7)							10,443	362,163

Christina Polychroni			—	375,275	750,550
	3/04/2024	(4)				—	5,720	11,440		198,370
	3/04/2024	(5)				—	1,225	2,450		42,483
	3/04/2024	(6)				—	1,225	2,450		42,483
	3/4/2024	(7)							8,170	283,336

(1)Represents the possible performance-based, cash incentive award payments pursuant to our 2024 Plan. For a description of the 2024 Plan and awards made pursuant thereto, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 24 of this proxy statement, and for a description of the payments actually made pursuant to the 2024 Plan, see “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2022-2024” beginning on page 34 of this proxy statement.
(2)There were no threshold payouts under the 2024 Plan, as the possible performance-based cash incentive award payments under the 2024 Plan were to be paid on a sliding scale basis from $0 up to a certain percentage of a named executive officer’s fiscal 2024 annual base salary based on our achievement of certain AEBITDA targets. These sliding scale payments and the related AEBITDA targets are described more fully under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 24 of this proxy statement.
(3)The aggregate grant date fair value is computed in accordance with ASC Topic 718. For awards that are subject to performance conditions, the amounts included in this column are the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in ASC Topic 718 (excluding the effect of estimated forfeitures).

(4)The amounts shown in these rows reflect threshold, target and maximum performance of the AEBITDA component of the 2024 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification of the attainment of AEBITDA of greater than $210 million for the performance period beginning at the start of fiscal 2024 and ending at the conclusion of fiscal 2026, up to a maximum of $260 million (for an attainment of 200%), provided that the grantee provided continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to AEBITDA for the performance period ending at the conclusion of fiscal 2026 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(5)The amounts shown in these rows reflect threshold, target and maximum performance of the share price component of the 2024 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification that the Company’s common stock closing price was greater than $30.00, based on an average of 20 consecutive trading days, at any time during the three-year performance period beginning upon the grant date and ending at the conclusion of fiscal 2026, up to a maximum common stock closing price of $45.00 per share (for an attainment of 200%), provided that the grantee provides continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to the Company’s stock price for the performance period ending at the conclusion of fiscal 2026 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(6)The amounts shown in these rows reflect threshold, target and maximum performance of the ROIC component of the 2024 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification of the attainment of ROIC greater than 10% for the performance period beginning at the start of fiscal 2024 and ending at the conclusion of fiscal 2026, up to a maximum if ROIC is greater than or equal to 15% (for an attainment of 200%), provided that the grantee provided continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to ROIC for the performance period ending at the conclusion of fiscal 2026 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(7)The forfeiture restrictions associated with these restricted share awards will lapse in one-third increments on March 4, 2025 through 2027.

Outstanding Equity Awards at 2024 Fiscal Year End
    The table below summarizes the amount of unexercised stock options and unvested time-based vesting and performance-based vesting restricted stock awards granted to each named executive officer as of December 27, 2024. The vesting schedule for each grant can be found in the footnotes to this table, based on the grant date. We did not issue stock options in fiscal 2024 to any of our named executive officers. For additional information on our equity awards, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Fiscal 2024 Compensation for Our Named Executive Officers - Long-Term Equity Compensation” on page 28 of this proxy statement.

	OPTION AWARDS				STOCK AWARDS
Name	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Christopher Pappas	95,908	(2)	20.23	3/7/2026	—		—	—		—
					154,048	(3)	7,499,057	136,822	(13)	6,660,495
					28,249	(8)	1,375,161	131,682	(14)	6,410,280
John Pappas	—		—		84,658	(4)	4,121,151	75,190	(13)	3,660,249
					15,525	(9)	755,757	72,366	(14)	3,522,777
James Leddy	—		—		31,589	(5)	1,537,753	22,378	(13)	1,089,361
					10,781	(10)	524,819	21,538	(14)	1,048,470
Alexandros Aldous	—		—		29,483	(6)	1,435,232	20,886	(13)	1,016,730
					10,063	(11)	489,867	20,102	(14)	978,565
Christina Polychroni	—		—		11,735	(7)	571,260	16,340	(13)	795,431
					3,957	(12)	192,627	9,984	(14)	486,021
(1)The value presented in the table is equal to the product of the number of shares that had not vested as of the last trading day of fiscal 2024 (December 27, 2024) and the closing price of our common stock on such date, which was $48.68.
(2)The price-based stock options became exercisable during fiscal 2019 as the Company achieved the $30 stock price hurdle (based on an average of 20 consecutive trading days) and the third anniversary of the grant date had occurred, both requirements to exercise; in addition, the price-based stock options remain subject to the reporting person’s non-qualified stock option agreement.
(3)These 154,048 shares of restricted stock include: (i) 29,319 shares of time-based vesting restricted stock awarded in fiscal 2024 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-

inception date (March 4, 2024) and (ii) 124,729 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 27, 2024 and remained subject to service-based vesting through the date of determination.
(4)These 84,658 shares of restricted stock include: (i) 16,112 shares of time-based vesting restricted stock awarded in fiscal 2024 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (March 4, 2024) and (ii) 68,546 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 27, 2024 and remained subject to service-based vesting through the date of determination.
(5)These 31,589 shares of restricted stock include: (i) 11,189 shares of time-based vesting restricted stock awarded in fiscal 2024 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (March 4, 2024) and (ii) 20,400 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 27, 2024 and remained subject to service-based vesting through the date of determination.
(6)These 29,483 shares of restricted stock include: (i) 10,443 shares of time-based vesting restricted stock awarded in fiscal 2024 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (March 4, 2024) and (ii) 19,040 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 27, 2024 and remained subject to service-based vesting through the date of determination.
(7)These 11,735 shares of restricted stock include: (i) 8,170 shares of time-based vesting restricted stock awarded in fiscal 2024 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (March 4, 2024) and (ii) 3,565 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 27, 2024 and remained subject to service-based vesting through the date of determination.
(8)These 28,249 shares of time-based vesting restricted stock awarded prior to fiscal 2024 that were unvested at the end of fiscal 2024 include: 9,438 shares that vested on February 24, 2025; 9,405 shares that vested on February 28, 2025; and 9,406 shares that will vest on February 28, 2026.
(9)These 15,525 shares of time-based vesting restricted stock awarded prior to fiscal 2024 that were unvested at the end of fiscal 2024 include: 5,187 shares that vested on February 24, 2025; 5,169 shares that vested on February 28, 2025; and 5,169 shares that will vest on February 28, 2026.
(10)These 10,781 shares of time-based vesting restricted stock awarded prior to fiscal 2024 that were unvested at the end of fiscal 2024 include: 3,602 shares that vested on February 24, 2025; 3,589 shares that vested on February 28, 2025; and 3,590 shares that will vest on February 28, 2026.
(11)These 10,063 shares of time-based vesting restricted stock awarded prior to fiscal 2024 that were unvested at the end of fiscal 2024 include: 3,362 shares that vested on February 24, 2025; 3,350 shares that vested on February 28, 2025; and 3,351 shares that will vest on February 28, 2026.
(12)These 3,957 shares of time-based vesting restricted stock awarded prior to fiscal 2024 that were unvested at the end of fiscal 2024 include: 629 shares that vested on February 24, 2025; 1,664 shares that vested on February 28, 2025; and 1,664 shares that will vest on February 28, 2026.
(13)Reflects the number of shares that may be earned if the highest levels of performance conditions are achieved. The unearned performance-based restricted stock awarded in fiscal 2024 will vest, to the extent earned, following the three-year performance period ending in fiscal 2026.
(14)Reflects the number of shares that may be earned if the highest levels of performance conditions are achieved. The unearned performance-based restricted stock awarded in fiscal 2023 will vest, to the extent earned, following the three-year performance period ending in fiscal 2025.

Fiscal 2024 Stock Vested Table
    The following table sets forth certain information with respect to the number of shares of restricted stock that our named executive officers received upon vesting in fiscal 2024:

	OPTION AWARDS		STOCK AWARDS
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher Pappas(1)	—	—	140,528	5,262,942
John Pappas(2)	—	—	77,229	2,892,318
James Leddy(3)	—	—	48,988	1,834,284
Alexandros Aldous(4)	—	—	45,723	1,712,030
Christina Polychroni(5)	—	—	2,897	107,824
(1)Of Mr. C. Pappas’ 140,528 shares of restricted stock vested in fiscal 2024: (i) 23,761 shares vested on February 23, 2024, (ii) 9,437 shares vested on February 24, 2024, (iii) 97,925 shares vested on February 27, 2024, and (iv) 9,405 shares vested on February 28, 2024. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $36.51 (February 23, 2024 and February 24, 2024), $37.78 (February 27, 2024) and $37.35 (February 28, 2024).
(2)Of Mr. J. Pappas’ 77,229 shares of restricted stock vested in fiscal 2024: (i) 13,059 shares vested on February 23, 2024, (ii) 5,186 shares vested on February 24, 2024, (iii) 53,816 shares vested on February 27, 2024, and (iv) 5,168 shares vested on February 28, 2024. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $36.51 (February 23, 2024 and February 24, 2024), $37.78 (February 27, 2024) and $37.35 (February 28, 2024).
(3)Of Mr. Leddy’s 48,988 shares of restricted stock vested in fiscal 2024: (i) 8,162 shares vested on February 23, 2024, (ii) 3,601 shares vested on February 24, 2024, (iii) 33,636 shares vested on February 27, 2024, and (iv) 3,589 shares vested on February 28, 2024. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $36.51 (February 23, 2024 and February 24, 2024), $37.78 (February 27, 2024) and $37.35 (February 28, 2024).
(4)Of Mr. Aldous’ 45,723 shares of restricted stock vested in fiscal 2024: (i) 7,619 shares vested on February 23, 2024, (ii) 3,361 shares vested on February 24, 2024, (iii) 31,393 shares vested on February 27, 2024, and (iv) 3,350 shares vested on February 28, 2024. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $36.51 (February 23, 2024 and February 24, 2024), $37.78 (February 27, 2024) and $37.35 (February 28, 2024).
(5)Of Ms. Polychroni’s 2,897 shares of restricted stock vested in fiscal 2024: (i) 87 shares vested on February 23, 2024, (ii) 629 shares vested on February 24, 2024, (iii) 518 shares vested on February 27, 2024, and (iv) 1,663 shares vested on February 28, 2024. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $36.51 (February 23, 2024 and February 24, 2024), $37.78 (February 27, 2024) and $37.35 (February 28, 2024).

Potential Payments upon Termination or Change in Control
The table below reports the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment and in certain situations following a change in control of the Company. The amounts shown in the table below reflect the assumption that the named executive officer’s termination of employment was effective as of December 27, 2024, and that the executive was employed through such date. The columns for amounts due upon a change in control or upon certain terminations following a change in control reflect the assumption that the change in control occurred and, if applicable, the executive experienced a termination of employment as of December 27, 2024. Amounts listed represent the incremental amounts due to the named executive officers beyond what they would have received without, as applicable, a termination of employment or change in control. Thus, amounts earned under the 2024 Plan, which were earned as of the end of fiscal 2024, are not duplicated in the table. All amounts shown are estimates of the amounts that would be paid out to the executives. The actual amounts to be paid out can only be determined at the time of the relevant triggering event.
    For purposes of the table, the value attributed to acceleration of the vesting of restricted stock awards is based on the closing price of our common stock on the last trading day of fiscal 2024 (December 27, 2024), which was $48.68.

Executive Benefits and Payments Upon Separation	Involuntary Not-For-Cause Termination on 12/27/2024 ($)		Disability on 12/27/2024(1) ($)	Death on 12/27/2024(1) ($)	Change in Control on 12/27/2024(2) ($)	Termination By Executive For Good Reason or By the Company Without Cause At or During the Two-Year Period Following a Change in Control on 12/27/2024(2)(3) ($)
Christopher Pappas
Acceleration of Vesting of Restricted Stock	—		22,309,557	22,309,557	22,309,557	22,309,557	(6)
Cash Severance Payment	2,325,170	(4)	—	—	—	5,768,952
Total	2,325,170		22,309,557	22,309,557	22,309,557	28,078,509
John Pappas
Acceleration of Vesting of Restricted Stock	—		12,257,851	12,257,851	12,257,851	12,257,851	(6)
Cash Severance Payment	992,878.5	(5)	—	—	—	2,155,090
Total	992,878.5		12,257,851	12,257,851	12,257,851	14,412,941
James Leddy
Acceleration of Vesting of Restricted Stock	—		4,259,305	4,259,305	4,259,305	4,259,305	(6)
Cash Severance Payment	838,647	(5)	—	—	—	1,633,979
Total	838,647		4,259,305	4,259,305	4,259,305	5,893,284
Alexandros Aldous
Acceleration of Vesting of Restricted Stock	—		3,975,371	2,234,335	2,234,335	2,234,335	(6)
Cash Severance Payment	787,239	(5)	—	—	—	1,550,383
Total	787,239		3,975,371	2,234,335	2,234,335	3,784,718
Christina Polychroni
Acceleration of Vesting of Restricted Stock	—		2,086,263	1,127,767	1,127,767	1,127,767
Cash Severance Payment	630,562.50	(5)	—	—	—	1,074,500	(6)
Total	630,562.50		2,086,263	1,127,767	1,127,767	2,202,267
(1)    Pursuant to our award agreements with the named executive officers, amounts in this column are based on awards of time-based vesting and performance-based vesting restricted shares of our common stock fully vesting if the executive terminates employment by reason of death or disability on December 27, 2024.
(2)    Amounts in this column assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock are not assumed in the change in control transaction and therefore vested immediately prior to the change in control transaction. If awards are assumed by the successor entity in the change in control, awards will vest if within one year following the change in control, the executive’s employment is terminated by the executive for “good reason” or by the Company for any reason other than “cause.” Thus amounts in this column would also apply if the individual’s time-based vesting and performance-based vesting restricted shares are assumed in the change in control transaction and the individual’s employment terminated for any of the foregoing reasons as of December 27, 2024.
(3)    As discussed in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits - Executive Change in Control Plan” the severance benefit due in connection with a resignation by the individual for “good reason” or termination by the Company without “cause” (as such terms are defined in the Executive CIC Plan) during the two-year period following a change in control is a multiple of the individual’s base salary, target annual bonus for the year of termination, a lump sum cash payment for Mr. C. Pappas and for all other named executive officers in lieu of benefits continuation as well as a lump sum cash payment for all named executive officers in lieu of reimbursement for outplacement services. The multiple for Mr. C. Pappas is 3x, and the multiple for the other named executive officers is 2x. In addition, under the Executive CIC Plan, amounts are reduced in the event that the individual would be subject to excise taxes imposed under Section 4999 of the Code or any similar tax imposed by state or local law, but only where the after-tax payments received by the individual would be greater than the after-tax payments without regard to such reduction. The total amounts payable above have been calculated assuming no reduction would apply to avoid excise taxes under Section 4999 or state or local law.
(4)    Pursuant to our severance agreement with Mr. C. Pappas, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), he is entitled to receive a lump sum amount equal to a multiple of his annual base salary and target annual bonus for the year of termination as well as a lump sum cash payment in lieu of benefits continuation and a lump sum cash payment in lieu of reimbursement for outplacement services. The multiple for Mr. C. Pappas is 2x.
(5)    Pursuant to our severance agreements with each of Messrs. J. Pappas, Leddy and Aldous and Ms. Polychroni, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), they are entitled to receive a lump sum amount equal to a multiple of their annual base salary and target annual bonus for the year of termination as well as a lump sum cash payment in lieu of benefits continuation and a lump sum cash payment in lieu of reimbursement for outplacement services. The multiple for each of Messrs. J. Pappas, Leddy and Aldous and Ms. Polychroni is 1.5x.
(6)    Amounts assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock were assumed in the change in control transaction and were accelerated in connection with the executive’s termination without “cause” or resignation for “good reason” as of December 27, 2024.

Employment Agreements, Offer Letters and Severance Benefits
Mr. C. Pappas’ Employment Agreement
We entered into an employment agreement with Mr. C. Pappas on August 2, 2011, immediately prior to the consummation of our IPO. Mr. C. Pappas’ employment agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. The agreement provides for an annual base salary of $750,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans. Additionally, the agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.
The agreement also provides for severance benefits if Mr. C. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. C. Pappas in the event of a change in control of the Company shall be determined in accordance with the Executive CIC Plan. Mr. C. Pappas’ employment agreement also includes a non-competition and non-solicitation provision, pursuant to which Mr. C. Pappas agrees, among other things, that for one year following the termination of his employment with us, he will not (i) compete with us or our subsidiaries; (ii) induce a customer or supplier of ours to cease doing business with us; or (iii) induce an employee of ours to leave our employ. For purposes of Mr. C. Pappas’ employment agreement, “cause” is defined as (i) engaging in willful misconduct that is injurious to the Company or our affiliates or (ii) the embezzlement or misappropriation of our, or our affiliates’, funds or property; however, that no act, or failure to act, is to be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.
Mr. J. Pappas’ Employment Agreement
We entered into an employment agreement with Mr. J. Pappas on January 12, 2012. Mr. J. Pappas’ employment agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the agreement at least 60 days prior to the end of the term. The agreement provides for an annual base salary of $250,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans.

Additionally, the agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.
The agreement also provides for severance benefits if Mr. J. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. J. Pappas in the event of a change in control of the Company will be determined in accordance with the Executive CIC Plan. Mr. J. Pappas’ employment agreement also includes a non-competition and non-solicitation provision identical to the corresponding provision in the employment agreement with Mr. C. Pappas. For purposes of Mr. J. Pappas’ employment agreement, “cause” is defined in the same manner as in the employment agreement with Mr. C. Pappas.
Offer Letters and Other Severance Benefits
James Leddy
In connection with Mr. Leddy becoming Chief Financial Officer and Assistant Corporate Secretary, the Company entered into an offer letter with Mr. Leddy on October 17, 2017, effective as of November 11, 2017, which provides for the following: (i) an annual base salary of $375,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof), and the right to participate in our equity-based incentive plans. Mr. Leddy’s offer letter also provides that he is entitled to receive his base salary for a period of one year (or payment until he finds a position that provides 80% or more of his then current base salary, if shorter), provided that any severance or benefits payable to Mr. Leddy in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Leddy for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.
Alexandros Aldous
The terms of Mr. Aldous’ employment are described in an offer letter dated February 11, 2011, provided to him by the Company. This offer letter has no specific term and provides that Mr. Aldous is an at-will employee. Mr. Aldous’ annual base salary under the offer letter was $155,000 (which has been subsequently increased). Under his offer letter, Mr. Aldous was initially eligible to participate in our annual, performance-based cash incentive program at a target of 25% of his annual base salary. The Compensation Committee subsequently increased his target under the annual, performance-based cash incentive program to 35% of his annual base salary for 2012, increased the target to 50% of his annual base salary starting in 2013, and then further increased the target to 75% of his annual base salary starting in 2016.
In August 2014, Mr. Aldous entered into a severance agreement with the Company whereby Mr. Aldous is entitled to receive an amount equal to twelve months of his base salary as in effect as of the execution date of the severance agreement or on the effective date of his termination, whichever is greater, following the Company’s termination of his employment without “cause” (as defined in the severance agreement), provided that any severance or benefits payable to Mr. Aldous in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Aldous for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.
Christina Polychroni
The terms of Ms. Polychroni’s employment are described in an offer letter dated December 20, 2022. This offer letter has no specific term and provides that Ms. Polychroni is an at-will employee. Ms. Polychroni’s annual base salary under the offer letter was initially $325,000 (which had been subsequently increased). Ms. Polychroni is eligible to participate in our annual performance-based cash incentive program at a target of 50% of her annual base salary, which was increased to 75% of her base salary starting in 2024, and in our equity-based incentive plans.
Severance Agreements
The Company has entered into an amended and restated severance agreement with each of its named executive officers that provides that if the named executive officer is terminated without cause or resigns for good reason not in connection with a change in control of the Company, and subject to the named executive officer’s execution of a release of claims, the named executive officer would be entitled to the following:

•A lump sum cash amount equal to the named executive officer’s base salary and annual bonus for the year of termination multiplied by an applicable severance multiple (2x for Mr. C. Pappas and 1.5x for each other named executive officer);

•A lump-sum cash payment in lieu of benefits continuation;

•A lump-sum cash payment in lieu of reimbursement for outplacement service costs; and

•Any earned but unpaid annual bonus with respect to the year prior to the year of termination.

Executive Change in Control Plan
Under the Executive CIC Plan, if during the two years following a “change in control” of the Company (as defined in the Executive CIC Plan), a named executive officer’s employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan), or the named executive officer resigns for “good reason” (as defined in the Executive CIC Plan), then the named executive officer will be entitled to the following:
•A cash amount equal to the named executive officer’s base salary multiplied by an applicable severance multiple (3x for Mr. C. Pappas and 2x for other named executive officers);

•A cash amount equal to the named executive officer’s target annual bonus for the year of termination multiplied by the same severance multiple that applies to base salary;

•If the termination of employment occurs during the calendar year in which the change in control occurs, a pro-rated target annual bonus for the year of termination, and if the termination of employment occurs in a calendar year following the calendar year in which the change in control occurs, a pro-rated annual bonus for the year of termination paid at the same time and in the same form as annual bonuses are paid to active employees generally based on actual performance in respect of the performance year, with all individual performance goals deemed attained at 100%;

•A lump-sum cash payment in lieu of benefits continuation for the two years commencing on the change in control date; and
•A lump-sum cash payment in lieu of reimbursement for outplacement service costs.

If any payments or benefits provided to a named executive officer pursuant to the Executive CIC Plan would trigger the payment of the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, the named executive officer will receive (i) the full payment or (ii) a payment reduced to the minimum amount necessary to avoid any such excise tax, whichever amount is greater on a post-tax basis. In no event is the Company responsible to gross-up or indemnify any named executive officer for excise taxes paid or reductions to payments and benefits received to avoid such excise taxes.

CEO Pay Ratio
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our chief executive officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

•	For fiscal 2024, the median annual total compensation of all employees of the Company (other than the chief executive officer) was $57,977 and the annual total compensation of our chief executive officer was $5,793,249. In each case, compensation was calculated using the methodology for determining the compensation of our named executive officers as reported in the Summary Compensation Table.

•	Based on this information, for fiscal 2024, the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of all employees of the Company was 99.9 to 1.

How We Calculated the Ratio

•The “median annual total compensation of all employees” is the annual total compensation of a single employee who is at the midpoint of all of the employees of the Company (other than our chief executive officer) ranked in order of compensation amounts. When determining our midpoint in fiscal 2024, we considered the compensation of 4,901 employees (other than the chief executive officer) who were employed by the Company as of December 27, 2024. Consistent with SEC regulations, we excluded all of our Canadian, Qatari and Omani employee workforce, which was comprised of approximately 68 employees in Canada, 100 employees in Oman and 48 employees in Qatar, who collectively constituted less than five percent (5%) of our total workforce of approximately 5,117 employees as of December 27, 2024, from consideration in determining the median annual total compensation of all employees. We also excluded all employees on unpaid leaves of absence who did not receive any compensation during fiscal 2024. We do not have employees in any countries other than the United States, Canada, the United Arab Emirates, Oman and Qatar, and we did not make any adjustments for the cost of living.

•SEC regulations allow employers to identify the midpoint based on a “consistently applied compensation measure” (“CACM”). For fiscal 2024, we ran a check detail gross pay report as of December 27, 2024 as our CACM to determine the midpoint of our employee population. We chose this CACM because the data was readily available and, in our judgment, did not include or exclude elements of compensation that would affect our midpoint.

•For fiscal 2024, once we identified our new median employee, we then calculated the median employee’s “annual total compensation.” We followed the methodology required under SEC regulations for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table. We did not add the value of employer contributions to broad-based employee benefit plans except to the extent such amounts are included in the Summary Compensation Table for our named executive officers.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive “Compensation Actually Paid” (“CAP”) and our financial performance. CAP is an amount calculated using methodology prescribed by SEC rules and differs from the compensation actually received by our named executive officers. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please refer to the Compensation Discussion & Analysis.
Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (GAAP)(5) ($)	Company Selected Metric: Adj. EBITDA(5)(6) ($)
					Total Shareholder Return ($)	Peer Group TSR(4) ($)
2024	6,169,510	13,766,243	2,050,662	4,007,789	128	187	55,479	219,007
2023	5,028,855	5,261,936	1,606,219	1,637,491	78	164	34,590	193,236
2022	5,090,386	6,108,675	1,646,438	1,897,137	88	198	27,750	157,868
2021	6,437,105	8,396,761	2,122,341	2,484,175	86	213	(4,923)	61,297
2020	3,804,992	3,205,382	1,456,213	1,337,608	63	109	(82,903)	(42,880)

(1)     The Principal Executive Officer (“PEO”) in all five reporting years is Christopher Pappas. The named executive officers in the 2024 reporting year are John Pappas, James Leddy, Alexandros Aldous and Christina Polychroni. The named executive officers in the 2023 and 2022 reporting years are John Pappas, James Leddy, Alexandros Aldous and Timothy McCauley. The named executive officers in the 2021 reporting year are John Pappas, James Leddy, Alexandros Aldous, Timothy McCauley and Patricia Lecouras. The named executive officers in the 2020 reporting year are John Pappas, James Leddy, Alexandros Aldous and Patricia Lecouras.
(2)     Amounts reported in these columns represent CAP. Adjustments were made to the amounts reported in the Summary Compensation Table (“SCT”) for the applicable year. A reconciliation of the adjustments for the fiscal 2024 PEO and for the average of the Non-PEO NEOs is set forth in the following table.

		Average
		Non-PEO
	PEO ($)	NEOs ($)
Summary Compensation Table Total	6,169,510	2,050,662
Less Stock Award Value Reported in SCT for the Covered Year	3,765,537	1,091,468
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	5,257,026	1,502,009
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	5,102,408	1,234,072
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	—	—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	1,002,836	312,514
Less Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	—	—
Compensation Actually Paid	13,766,243	4,007,789

(3)    The fair value of performance shares reported for CAP purposes reflects calculated performance at the end of the performance year for internal metrics (i.e., AEBITDA and ROIC) and Monte Carlo simulation valuation model for the market metric (i.e., share price), in accordance with ASC Topic 718. Performance shares subject to the market metric will ultimately vest, if at all, based on measured performance through the end of the three-year performance period.
(4)    Reflects the total shareholder return indexed to $100 per share for the S&P Smallcap Food Distributor Index, which is the industry line peer group reported in our Annual Report on Form 10-K for fiscal 2024.
(5)    Values shown are in thousands.
(6)    We present Adjusted EBITDA in our quarterly earnings releases, which is a non-GAAP financial measurement. We use Adjusted EBITDA as a performance measure, which permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. For further information regarding the calculation of adjusted EBITDA for fiscal 2024, 2023, 2022, 2021 and 2020, refer to our Annual Report on Form 10-K and the Compensation Discussion and Analysis in the Definitive Proxy Statement filed for each fiscal year.
Financial Performance Measures
The following is a list of performance measures, which in our assessment represent the most important measures used by the Company to link compensation actually paid to our named executive officers for fiscal 2024 and are the only metrics used in our fiscal 2024 incentive compensation program:

•Adjusted EBITDA
•Share Price
•ROIC

Adjusted EBITDA, ROIC and share price are used for purposes of determining payouts for the 2024 PRSA Grants under our 2024 LTI. Our Company Selected Measure, Adjusted EBITDA, is used as the metrics in the 2024 Plan. Please refer to the Compensation Discussion and Analysis for a further description of these metrics and how they are used in the Company’s executive compensation programs.

Relationship Between Pay and Performance

The graph below reflects the relationship between the PEO and average non-PEO named executive officers’ CAP, the Company’s cumulative indexed total shareholder return and the total shareholder return of our comparator peer group:

The graph below reflects the relationship between the PEO and average non-PEO named executive officers’ CAP and the Company’s GAAP net income for the applicable reporting year.

The graph below reflects the relationship between the PEO and average non-PEO named executive officers’ CAP and the Company’s company selected measure, Adjusted EBITDA, for the applicable reporting year.

Director Compensation
Pursuant to our Corporate Governance Guidelines, the Board is responsible for setting the compensation of its independent directors. For fiscal 2024, the retainer we paid our non-employee directors was $180,000. The retainer consists of a mix of cash and equity. The cash portion of the retainer, $45,000, is paid in quarterly installments on the first day of each fiscal quarter. The equity portion of the retainer, $135,000, is granted in the form of time-based vesting restricted stock units that settle into shares of the Company’s common stock, which will vest at the Annual Meeting. In fiscal 2024, we did not pay directors for attending meetings of the Board or its committees, but we did pay directors for lead directorship and committee membership and chairmanship as well as reimbursed our independent directors for their expenses incurred in attending Board and committee meetings, including travel-related expenses. Our directors receive retainers for their participation as members of committees of the Board equal to $12,500 for Audit Committee membership, $10,000 for Compensation Committee membership, $7,500 for Nominating and Corporate Governance Committee membership and $7,500 for ESG Committee membership. Directors who serve as a chairperson of a committee of the Board receive retainers equal to $25,000 for the Audit Committee chairpersonship, $20,000 for the Compensation Committee chairpersonship, $15,000 for the Nominating and Corporate Governance Committee chairpersonship and $15,000 for ESG Committee chairpersonship. Our Lead Director also receives a retainer equal to $15,000 for Board lead directorship.
    The table below summarizes the compensation paid by us to our directors for director service in fiscal 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(3) ($)	All Other Compensation ($)	Total ($)
Christopher Pappas(1)	—	—	—	—
John Pappas(1)	—	—	—	—
Ivy Brown(2)	65,000	134,981	—	199,981
Joseph Cugine	93,750	134,981	—	228,731
Steven F. Goldstone	63,750	134,981	—	198,731
Aylwin Lewis(2)	79,375	134,981	—	214,356
Katherine Oliver	85,000	134,981	—	219,981
Lester Owens	65,824	156,095	—	221,919
Richard Peretz	45,027	156,095	—	201,122
Debra Walton-Ruskin	58,482	160,834	—	219,316
Wendy Weinstein	42,981	156,095	—	199,076
(1)    These individuals did not receive any compensation for their service as a director, see “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2022-2024” beginning on page 34 of this proxy statement for compensation paid to these individuals.
(2)    For Ms. Brown, includes restricted stock unit awards deferred under our Non-Employee Director Deferral Plan.
(3)    Each of these restricted stock unit awards was unvested as of the end of fiscal 2024 and were the only outstanding stock awards for each of the directors (other than Messrs. C. Pappas and J. Pappas), and they will each vest at the Annual Meeting. Consistent with ASC Topic 718, the amounts in the table reflect the grant date fair value of our awards to each of our directors, other than Messrs. C. Pappas and J. Pappas, of 3,506 restricted stock units on May 10, 2024, the date of our 2024 annual meeting of stockholders. The grant date fair value for these awards of restricted stock units was determined by taking the closing market price of the Company’s common stock on the date of grant, which was $38.50, and multiplying it by the number of restricted stock units awarded.

Deferral of Director Compensation

We maintain the Non-Employee Director Deferral Plan (the “Deferred Compensation Plan”), which allows our non-employee directors to defer elements of their annual compensation. Directors may defer up to 100% of their annual equity compensation.
Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred and the deferral period. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of the Company’s common stock. Distributions may be made in a lump sum, subject to early distribution of vested awards in a lump sum in the event of the participant’s termination of service or a change in control.

Director Stock Ownership Requirement
To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each independent director is required to own shares of the Company’s common stock valued at five times the director’s equity component of the then-current annual retainer. Each director has three years from the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. The Nominating and Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the stock ownership requirements are met, directors are required to retain the net number of shares of the Company’s common stock received by the directors pursuant to awards granted to the directors or exercised by the directors pursuant to the 2019 Equity Incentive Plan.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee has selected BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for fiscal 2025 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of BDO to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of BDO, the Audit Committee will reconsider the matter. BDO has served as our independent registered public accounting firm since 2006. The Audit Committee considers the impact of changing auditors when assessing whether to retain the current independent registered public accounting firm.
Representatives of BDO, which served as our independent registered public accounting firm for fiscal 2024, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of BDO as our independent registered public accounting firm for fiscal 2025. Proxies received by the Board will be voted “FOR” ratification of BDO unless a contrary choice is specified in the proxy.
Vote Required

    An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the selection of BDO as our independent registered public accounting firm for fiscal 2025. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

Fees Paid to BDO USA, P.C.
In addition to retaining BDO to audit our financial statements for fiscal 2024, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by BDO in connection with services rendered during the last two fiscal years.

	Fiscal 2024	Fiscal 2023
Fee Category	($)	($)
Audit Fees	2,128,347	2,095,655
Audit-Related Fees	—	—
Tax Fees	7,321	41,557
All Other Fees	—	—
Total	2,135,668	2,137,212

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, including BDO’s assessment of internal controls over financial reporting, the review of the interim financial statements included in quarterly reports and services that are normally provided by BDO in connection with regulatory or registration filings.
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
Tax Fees consist primarily of foreign tax compliance services for fiscal 2024 and relate to professional services for tax studies for fiscal 2023.
All Other Fees consist of fees for services other than the services reported above.
In fiscal 2024 and fiscal 2023, no services other than the audit and tax services discussed above were provided by BDO.

The Audit Committee has considered whether the provision of the audit-related services described above by BDO is compatible with maintaining auditor independence and determined that BDO’s provision of audit-related services did not compromise its independence as our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be provided by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. BDO and management are required to periodically report to the Audit Committee regarding the extent of services provided by BDO in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In fiscal 2024, all services provided by BDO were pre-approved by the Audit Committee in accordance with this policy.
Audit Committee Report
The Audit Committee of the Board reports to and acts on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the Nasdaq Listing Rules, and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and Nasdaq.
The role of the Audit Committee is to assist the Board in the oversight of:
•Compliance with legal and regulatory requirements;

•Accounting and reporting practices;

•The integrity of the Company’s financial statements;

•The qualifications, independence and performance of BDO, the Company’s independent registered public accounting firm;

•The performance of the Company’s internal audit function; and

•Risk and risk management.

During fiscal 2024, the Audit Committee held nine (9) meetings and fulfilled all its responsibilities as set forth in the Audit Committee’s charter, including:
•Reviewing with BDO and the internal auditors the overall scope and plans for the respective audits for the current year;

•Approving all audit engagement fees and terms, as well as permissible non-audit engagements with BDO (please refer to “PROPOSAL 2 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - FEES PAID TO BDO USA, P.C.” beginning on page 51 of this proxy statement for a detailed discussion of such fees and related approvals);

•Reviewing the experience and qualifications of the senior members of the BDO audit team;

•Assuring the regular rotation of BDO’s lead audit partner as required by law and considering whether there should be rotation of the independent registered public accounting firm itself;

•Reviewing and discussing with management the Company’s earnings press releases prior to release to the public;

•Meeting with BDO and the Company’s Director of Internal Audit, with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting; and

•Meeting independently with each of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel.

With respect to fiscal 2024, the Audit Committee hereby reports as follows:
•The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and representatives from its independent registered public accounting firm, BDO.

•The Audit Committee has discussed with its independent registered public accounting firm, BDO, the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board.

•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

•Based on the review and discussion referred to in the immediately preceding first through third paragraphs above, the Audit Committee recommended to the Company’s board of directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2024 for filing with the SEC.

                        The Chefs’ Warehouse, Inc. Audit Committee
                        Mr. Lester Owens (chairman)
                        Ms. Ivy Brown
Mr. Joseph Cugine
Ms. Debra Walton-Ruskin

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in this proxy statement under the caption “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly qualified executives by providing total compensation for each position that our board of directors and chief executive officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our named executive officers to achieve performance metrics related to Company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short-and long-term strategic plans and to align the interests of our named executive officers with the long-term interests of our stockholders.
Stockholders are urged to read the Compensation Discussion and Analysis contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2022-2024” and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2024.
The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short-and long-term strategic objectives and that the compensation of our named executive officers in fiscal 2024 reflects and supports these compensation policies and procedures.
As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. At our 2024 annual meeting of stockholders, a majority of our stockholders voted, on a non-binding, advisory basis, to hold the “say-on-pay” advisory vote every year, and our Board subsequently determined that the Company will do so until the next required vote on the frequency of such “say-on-pay” advisory votes occurs. We will hold the next frequency of “say-on-pay” advisory vote at the 2030 annual meeting of stockholders. Although non-binding, the Board and the Compensation Committee will review the voting results of the “say-on-pay” advisory vote and take them into consideration when making future decisions regarding our executive compensation programs.
The Board unanimously recommends that stockholders vote “FOR” the advisory vote on executive compensation. Proxies received by the Board will be voted “FOR” the advisory vote on executive compensation unless a contrary choice is specified in the proxy.
Vote Required
An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Broker non-votes will have no effect on the outcome of Proposal 3, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2019 OMNIBUS EQUITY INCENTIVE PLAN

Background

Upon recommendation of the Compensation Committee, the Board adopted The Chefs’ Warehouse, Inc. 2019 Omnibus Equity Incentive Plan on December 15, 2018, subject to shareholder approval, which we received at our 2019 annual meeting of stockholders (the “2019 Plan”), and on February 24, 2022, the Board approved The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan (the “Amended 2019 Plan”), subject to shareholder approval, which we achieved at our 2022 annual meeting. We are now requesting that our stockholders approve an amendment to the Amended 2019 Plan to increase the number of shares available for grant under the 2019 Plan by 1,550,000 shares (the “2019 Plan Amendment”). Under Nasdaq rules, the 2019 Plan Amendment will not be effective if our stockholders do not approve it. If our stockholders do not approve the 2019 Plan Amendment, we may be required to re-evaluate our compensation structure to ensure that it remains competitive.

    The purpose of the 2019 Plan Amendment is to align employees’ and non-employee directors’ interests with those of our stockholders and to allow the Company to award the equity incentives important to our compensation program for the foreseeable future, while resulting in no more than a reasonable amount of potential equity dilution. The Board believes that the proposal to increase the number of shares authorized for issuance is in the best interest of stockholders and supports this proposal for the following reasons:

•If the 2019 Plan Amendment is not approved, the Company will be compelled to significantly increase the cash-based component of employee compensation, which could reduce the alignment of employee and stockholder interests.
•The terms of our equity and other annual and long-term incentive compensation awards and our employee policies are designed to protect stockholder interests and encourage employees to focus on the long-term success of the Company.
•If our stockholders do not approve the 2019 Plan Amendment, the Amended 2019 Plan remains in effect and the Company may continue to grant awards, subject to its terms, conditions and limitations, using the remaining shares available for grant. Currently, the number of shares available for future grants does not meet our equity award needs. Consequently, if stockholders do not approve an increase in share capacity, the Company would have to re-evaluate the design of our compensation programs.

Highlights of The Amended 2019 Plan

No Liberal Share Recycling	The Amended 2019 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding requirements.
Minimum Vesting Requirement	All awards granted under the Amended 2019 Plan are subject to a one-year minimum vesting period from the award’s grant date, subject to an exception for up to 5% of the authorized share pool and the plan administrator’s discretion to grant substitute awards.
Burn Rate	The 3-year average burn rate of the Amended 2019 Plan is 2.0%.
Overhang	Our “overhang” at March 17, 2025 was 5.0%. If the 1,550,000 additional shares proposed to be authorized for grant under the 2019 Plan Amendment were included, our overhang on that date would have been 8.3%. “Overhang” is the sum of the total number of shares (1) underlying all equity awards outstanding and (2) available for future award grants, divided by: the sum of the total number of shares (a) underlying all equity awards outstanding, (b) available for future award grants, and (c) outstanding at the time of calculation.
Payment of Dividends/Dividend Equivalents	The Amended 2019 Plan prohibits the payment of dividends/dividend equivalents for unvested/unearned equity awards.
No Repricing of Stock Options or Stock Appreciation Rights	The Amended 2019 Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without stockholder approval.
No Repurchase of underwater Stock Options or Stock Appreciation Rights	The Amended 2019 Plan prohibits the surrender of any stock option or stock appreciation right with an exercise price above the then-current fair market value in exchange for a cash payment without stockholder approval.
No Discounted Stock Options or Stock Appreciation Rights	All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying common stock on the date of grant.
No Automatic Annual Increase	The Amended 2019 Plan does not include “evergreen” features with respect to which additional shares are automatically authorized for issuance each year without stockholder approval.
Stockholder Approval Requirements	Stockholder approval is required for any amendment, alteration, suspension, discontinuation or termination if necessary to comply with any tax or regulatory requirement intended by the Board to be complied with.
Clawback Policy	All awards granted under the Amended 2019 Plan will be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy.
Administered by an Independent Committee	Certain aspects of the Amended 2019 Plan, including the granting of options to executive officers, are administered by our Compensation Committee, which is made up entirely of independent directors.

We believe we have demonstrated our commitment to sound equity compensation practices in recent years. Recognizing that equity compensation has a dilutive effect on stockholders’ equity, we have carefully and responsibly managed our equity incentive compensation program. Our equity compensation program is designed to be competitive and consistent with best practices, and we believe our historical share usage has been responsive to shareholder interests.

Summary of the Amended 2019 Plan

The description of the Amended 2019 Plan in this document is only a summary. Capitalized terms not defined in this summary will have the meaning given to them in the Amended 2019 Plan. We encourage you to read the entire Amended 2019 Plan to understand all of its terms. A copy of the 2019 Plan Amendment has been provided as Appendix A to this proxy statement. In addition, we will send to you, free of charge, a copy of the Amended 2019 Plan upon your request. You may send your request in writing to The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, Attn: Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer.

Purpose and Eligibility

The purpose of the Amended 2019 Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining key officers, employees, consultants and directors; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders.

Any key officer, employee, consultant or director will be eligible to be a designated Participant under the Amended 2019 Plan. The ability of any eligible officer, employee, consultant, or director to participate in the Amended 2019 Plan is subject to the approval of the Compensation Committee. As of March 17, 2025, 5,289 employees and non-employee directors may be eligible to participate in the Amended 2019 Plan.

Termination Date

No Awards may be made after ten years from the effective date of the 2019 Equity Incentive Plan.

Administration of the Amended 2019 Plan

The Amended 2019 Plan will be administered by a “Committee” composed of at least two “non-employee directors,” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 16b-3 thereunder, each of whom is designated as an “independent” director within the meaning of the listing standards of The Nasdaq Stock Market (the Compensation Committee). The Compensation Committee will have the discretion to select the individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions as well as other customary authority. Subject to certain limitations, the Compensation Committee may delegate some or all of its authority to one or more Amended 2019 Plan administrators, including one or more officers or managers of the Company.

Shares Available Under the Amended 2019 Plan

The total number of shares that may be delivered under the Amended 2019 Plan will be 5,780,000 shares (including the additional shares subject to this proposal) of our authorized but unissued shares of common stock. The proposed number of new shares represents approximately 14% of the common shares of the Company outstanding as of March 17, 2025 (the record date). The number of shares available under the Amended 2019 Plan will be equitably adjusted to reflect certain transactions, including, but not limited to, merger, consolidation, reorganization, recapitalization, separation, reclassification, stock dividend, stock split, reverse stock split, split up or spin-off.

The Amended 2019 Plan limits the grants of Awards of stock options and SARs to 200,000 shares to a single Participant in any calendar year.

Share Recycling Rules

The number of shares subject to any portion of an Award granted under the Amended 2019 Plan that is canceled, that expires without having been settled in shares or that is settled through the issuance of consideration other than Shares (including cash) will be available for new Awards. If shares are tendered or withheld to pay the exercise price of a stock option award, to satisfy a tax withholding obligation with respect to an option, as a result of the net settlement of an option or SAR, or repurchased with proceeds from the payment of the exercise price of an option, such tendered or withheld shares will not be available for new Awards under the Amended 2019 Plan.

Types of Awards Allowed Under the Amended 2019 Plan

Form of Awards.

The Amended 2019 Plan authorizes the following awards (“Awards”): (i) restricted stock or restricted stock units; (ii) performance awards; (iii) stock options; (iv) SARs; and (v) other forms of equity-based or equity-related Awards which the Compensation Committee determines to be consistent with the purposes of the Amended 2019 Plan.

These terms and conditions may include, but are not limited to, restrictions on transferability and the continued employment of the grantee, performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions or vesting periods lapse, the applicable performance conditions, if any, the duration of the exercise period, if any, and the effect of terminations of employment and change in control. The terms and conditions need not be uniform among all grants of Awards, form of Awards or Participants.

Transferability.

Unless otherwise permitted by the Compensation Committee, no Award will be transferable other than by will or by the laws of descent and distribution.

Restricted Stock and Restricted Stock Units.

Restricted stock awards are outstanding shares of common stock that the Compensation Committee may make subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. A Participant granted restricted stock generally has most of the rights of a stockholder, including the right to receive dividends and the right to vote such shares.

Upon satisfaction of the terms and conditions of the Award, a restricted stock unit will be payable in common stock or in cash equal to the fair market value on the payment date of one share of common stock, as specified in the Award agreement. As a holder of restricted stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a stockholder with respect to the shares underlying restricted stock units unless and until the restricted stock units convert to shares of common stock. However, the Compensation Committee, in its discretion, may provide for the payment of dividend equivalents with respect to restricted stock units, subject to vesting requirements.

Performance Awards.

Performance awards are Awards based upon the attainment of certain performance criteria over a performance period specified by the Compensation Committee at the time of grant. Each performance award will have an initial value equal denominated either in common stock or cash.

Stock Options and SARs.

General.

Stock options represent the right to purchase shares of common stock in the future at a specified exercise price set by the Compensation Committee. Stock options may be either nonqualified stock options or incentive stock options (ISOs) granted pursuant to Code Section 422. Upon satisfaction of the conditions to exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions to payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the Compensation Committee, SARs may be payable in common stock, cash or a combination thereof.

Exercise Price.

The exercise price of stock options and SARs awarded under the Amended 2019 Plan may not be less than 100% of the fair market value of one share of common stock on the grant date. The exercise price of a stock option may be paid in cash, by tendering previously acquired shares, by a cashless (broker-assisted) exercise, through net share settlement involving the withholding of shares subject to the stock option or any other method approved by the Compensation Committee.

Maximum Term of Stock Options and SARs.

No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date. No ISO granted to a Participant who owns more than 10% of our stock may have an expiration date that is later than the fifth anniversary of the grant date.

Other Stock-Based Awards.

The Compensation Committee may grant other forms of stock-based or stock-related Awards not specifically described in the Amended 2019 Plan.

Performance Measures

The Compensation Committee may designate any Award as subject to performance measures and related performance goals. The Compensation Committee will have sole authority as to determining the performance measures, the achievement of performance goals for such measures, and the payout levels on achieved goals. The Compensation Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals.

Types of Awards Allowed for Non-Employee Directors Under the Amended 2019 Plan

Our non-employee directors generally may receive Awards under the Amended 2019 Plan similar to those granted to other Participants. The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other Awards or compensation be payable in nonqualified stock options, restricted stock and restricted stock units, either automatically or at the choice of the non-employee directors. The Board will determine the terms and conditions of any such Awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other Awards pursuant to the terms of the Amended 2019 Plan, including options and SARs, restricted stock and restricted stock units upon such terms as the Board may determine. With respect to Awards made to non-employee directors, the Amended 2019 Plan will be administered by the Board.

Amendment of the Amended 2019 Plan

The Board may amend the Amended 2019 Plan and any Award made under the Amended 2019 Plan at any time for any reason or no reason, except that the Board must obtain stockholder approval if stockholder approval is required in order to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply. No termination, amendment or suspension of the Amended 2019 Plan or any Award made under the Amended 2019 Plan may adversely affect in any material way any Award previously granted under the Amended 2019 Plan without the written consent of the Award recipient, subject to certain conditions described in the Amended 2019 Plan.

Treatment of Awards Under the Amended 2019 Plan in the Event of a Change in Control of the Company

A “change in control” is generally defined in the Amended 2019 Plan as:

•The acquisition by a person unaffiliated with the Company of beneficial ownership of 35% or more of the voting power of the Company’s outstanding voting securities that may be cast for the election of directors;
•The occurrence of certain mergers, consolidations, cash tender or exchange offers, sale of assets or similar forms of corporation transactions resulting in the transfer of 50% or more of the total voting power of the Company’s outstanding securities that may be cast for the election of directors;
•A change in the composition of a majority of the Company’s Board over a period of two consecutive years (if the new directors are not approved by the incumbent Board); or
•With respect to Awards subject to Section 409A of the Code, a Change in Control will mean a “change in the ownership of the Company”, a “change in the effective control of the Company”, or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in therein.

Disposition of Awards upon Change in Control

Subject to the minimum vesting period of one year, if a Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any subsidiary, then such agreement will govern. In all other cases, unless provided otherwise in an Award agreement or by the Compensation Committee prior to the date of the change in control, in the event of a change in control, if the Participant separates from service with the Company or the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof (the “Successor”), as the case may be, within one year following the change in control for any reason other than an involuntary termination by a Successor for cause, or a voluntary termination by the Participant without good reason, then all of the Participant’s awards that are in effect will be vested in full, exercisable, and payable, as applicable, effective on the date of the Participant’s termination of employment.

In the event of a change in control, the Successor, may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Successor’s stock, as applicable, provided, that in the event of such an assumption, the Successor must grant the rights set forth above to the Participant in respect of such assumed awards.

The Compensation Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a change in control, each or any Award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Compensation Committee) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such Award.

The Compensation Committee may, in its discretion at or after grant, provide that in the event of a change in control, (i) any outstanding performance Awards relating to performance periods ending prior to the change in control which have been earned but not paid will become immediately payable and (ii) all then-in-progress performance periods for performance Awards that are outstanding will end, and either (A) any or all Participants will be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Compensation Committee’s discretion, the Compensation Committee will determine the extent to which performance criteria have been met with respect to each such performance Award, if at all. In the absence of such a determination, any performance Awards relating to performance periods that will not have ended as of the date of a change in control will be terminated and canceled for no further consideration.

Treatment of Awards upon a Participant’s Separation from Service

The Compensation Committee (i) will determine the terms and conditions that apply to any Award upon a Participant’s separation from service with the Company and its subsidiaries and (ii) may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Federal Tax Consequences of the Awards Granted Under the Amended 2019 Plan

The following is a brief summary of the United States federal income tax consequences related to Awards granted under the Amended 2019 Plan:

Restricted Stock Units.

The grant of restricted stock units will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon settlement of restricted stock units, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock, or cash, distributed at the time of settlement and a corresponding deduction will be allowable to the Company (subject to Code Section 162(m)). If settled in shares, the Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the Participant will realize a capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Restricted Stock.

The grant of restricted stock will not result in the recognition of taxable income by the Participant or in a deduction to the Company, unless the Participant makes a special election with the Internal Revenue Service pursuant to Code Section 83(b). Upon lapse of the risk of forfeiture or restrictions on transferability applicable to a grant of restricted stock, the Participant will recognize ordinary income in an amount equal to the then fair market value of the shares subject to the grant and a corresponding deduction will be allowable to the Company (subject to Code Section 162(m)). The Participant’s tax basis in the shares will be equal to the ordinary income recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Code, the Participant may elect within thirty (30) days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

Nonqualified Stock Options.

The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Code Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

ISOs.

Upon the grant or exercise of an ISO within the meaning of Code Section 422, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company. Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.

SARs.

The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Code Section 162(m)). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the shares sold).

Code Section 162(m) generally disallows a public company from taking a tax deduction for compensation paid in excess of $1,000,000 in any tax year to its chief executive officer, chief financial officer and the three most highly compensated executive officers (Covered Employee). Generally, once an executive is classified as a Covered Employee of a public company, that person remains a Covered Employee so long as such person is receiving compensation from the public company.

The foregoing discussion is general in nature and is not intended to be a complete description of the United States federal income tax consequences of the Amended 2019 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Amended 2019 Plan are urged to consult a tax advisor as to the tax consequences of participation.

New Plan Benefits

No awards have been granted, and no shares have been issued, on the basis of the proposed 1,550,000 share increase. Future grants under the Amended 2019 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Amended 2019 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the Amended 2019 Plan.

Equity Compensation Plan Information as of December 27, 2024

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in the second column)
Equity Compensation Plans approved by stockholders	128,784	22.68	824,912
Equity Compensation Plans not approved by stockholders	—	—	—
Total	128,784	22.68	824,912

The Board unanimously recommends a vote FOR the proposal to approve an amendment to The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan.

Vote Required

An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 4 is necessary for approval. Broker non-votes will have no effect on the outcome of Proposal 4, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 4.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC for fiscal 2024 and written representations from Reporting Persons, the Company believes that all Reporting Persons filed the required reports on a timely basis, except that Messrs. Cugine, Goldstone, Lewis and Owens and Mses. Brown, Oliver, Walton-Ruskin and Weinstein had one late Form 4 with respect to one transaction and Mr. Peretz had two late Forms 4 with respect to two transactions.

Stockholder Proposals for the 2026 Annual Meeting of Stockholders
The 2026 annual meeting of stockholders is expected to be held on May 11, 2026, although this date may change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2026 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2026 annual meeting of stockholders, stockholder proposals must be received by the Company at 100 East Ridge Road, Ridgefield, Connecticut 06877, addressed to the Corporate Secretary of the Company, not later than November 28, 2025. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2026 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s bylaws. In order for the proposal to be considered timely for the Company’s 2026 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 9, 2026 and not later than February 8, 2026); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be so received not later than the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever occurs first.
In addition to satisfying the above advance notice requirements, in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company at the address stated above that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 10, 2026.
The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.
THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING ON THE INTERNET THROUGH THE VIRTUAL WEB CONFERENCE. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER VIA THE INTERNET, OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS OF RECORD OR BENEFICIAL STOCKHOLDERS NAMED AS PROXIES BY THEIR STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND CAST THEIR VOTES ELECTRONICALLY OVER THE INTERNET DURING THE MEETING.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
Chairman of the Board

March 26, 2025

APPENDIX A

Amendment No. 1 to
The Chefs’ Warehouse, Inc.
Amended and Restated 2019 Omnibus Equity Incentive Plan

1.Amendment to Section 4.1. The first and second sentences of Section 4.1 of the Plan are deleted and replaced with the following:

4.1     Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards after the Effective Date of the Plan is 5,780,000 Shares (the “Share Reserve”). The number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 5,780,000 Shares.

2.Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect, and the forms of award agreements and any outstanding award agreements under the Plan shall effectively adopt the amendments herein, as applicable.

THE CHEFS' WAREHOUSE, INC.
100 EAST RIDGE ROAD
RIDGEFIELD, CT 06877

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 8, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/chef25**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 8, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69207-P22708

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE CHEFS' WAREHOUSE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Ivy Brown	☐	☐	☐
1b. Steven F. Goldstone	☐	☐	☐
1c. Aylwin Lewis	☐	☐	☐
1d. Lester Owens	☐	☐	☐
1e. Christopher Pappas	☐	☐	☐
1f. John Pappas	☐	☐	☐
1g. Richard N. Peretz	☐	☐	☐
1h. Debra Walton-Ruskin	☐	☐	☐
1i. Wendy M. Weinstein	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 26, 2025.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the 2025 Proxy Statement.	☐	☐	☐
4. To approve an amendment to the Company's Amended and Restated 2019 Omnibus Equity Incentive Plan.	☐	☐	☐

At their discretion, the Proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2025 Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V69208-P22708

THE CHEFS' WAREHOUSE, INC.
Annual Meeting of Stockholders
May 9, 2025, 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Pappas and John Pappas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE CHEFS' WAREHOUSE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT, on May 9, 2025, online at www.virtualshareholdermeeting.com/chef25, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of the nominees listed on the reverse side for the Board of Directors and "FOR" Proposals 2, 3 and 4. The proxies are also authorized to vote upon all matters as may properly come before the meeting, or any adjournment or postponement thereof, utilizing their own discretion. The undersigned hereby revokes any proxy previously given with respect to the Annual Meeting of Stockholders and acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials and Proxy Statement.

Continued and to be signed on reverse side